Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture, dated as of August 9, 2016 (this “First Supplemental Indenture”), among SunEdison, Inc., a Delaware corporation (the “Issuer”), the parties identified on the signature pages hereto (each, a “Guarantor”), and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer and certain of the Issuer’s subsidiaries have heretofore executed and delivered to the Trustee an indenture, dated as of January 11, 2016 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), that governs the Issuer’s existing outstanding 5% Guaranteed Convertible Senior Secured Notes due 2018 (the “Notes”);

WHEREAS, the Issuer has solicited consents from the Holders (as defined in the Indenture) of the Notes in order to, among other things, add Article 15 and amend the definition of “Guarantee” set forth in Section 1.01 of the Indenture (the “Proposed Amendments”);

WHEREAS, subject to the limitations set forth in Section 8.02 of the Indenture, Section 8.02 of the Indenture permits the Issuer, the Guarantors and the Trustee to enter into a supplemental indenture for the purpose of adding or changing provisions of the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes outstanding under the Indenture;

WHEREAS, the Issuer has obtained and delivered to the Trustee evidence of the requisite consents of Holders of the Notes to effect the Proposed Amendments under the Indenture;

WHEREAS, pursuant to Section 8.02 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture, and the Issuer and the Guarantors have requested that the Trustee execute and deliver this First Supplemental Indenture;

WHEREAS, all conditions and requirements of the Indenture necessary for the execution and delivery of this First Supplemental Indenture have been performed and fulfilled by the parties hereto.

NOW, THEREFORE, the Issuer, the Guarantors and the Trustee hereby agree that the following Sections of this First Supplemental Indenture supplement the Indenture with respect to the Notes issued thereunder:

1. Definitions. Each term used herein which is defined in the Indenture has the meaning assigned to such term in the Indenture unless otherwise specifically defined herein, in which case the definition set forth herein shall govern.

2. Amendment of Section 1.01 - Modified Defined Term. The definition of “Guarantee” set forth in Section 1.01 of the Indenture is hereby amended by inserting the following bold and underlined language:

“Guarantee” means the guarantee of each Guarantor set forth in Article 13 or in any supplemental indenture hereto, as the context may require.

3. Addition of Article 15 of the Indenture. The Indenture is hereby amended by inserting Article 15 as set forth below:

ARTICLE 15

TRUSTEE AUTHORIZATION DURING BANKRUPTCY

Section 15.01 Trustee Authorization to Sign Certain Instruments, Agreements, Etc.

Notwithstanding any other provision of this Indenture to the contrary, including without limitation, Sections 5.07, 5.16, 5.17, 8.04, 13.01 and 13.02 of this Indenture or the terms of any Collateral Document, but subject to Article 11 and Section 14.02 of this Indenture in all respects:

(a) The Trustee and the Collateral Trustee, as applicable, are hereby empowered, authorized and directed to (i) in connection with the provision of guarantees of, and the granting of liens to secure obligations in respect of, the Notes by the Company or any Subsidiary, enter into, execute, attest and/or deliver: (x) the Second Supplemental Indenture and the August 2016 Pledge and Security Agreement and (y) any and all agreements, supplemental indentures, instruments and other documents, including additional or supplemental guarantees and/or Collateral Documents, and any amendments or supplements to, or modifications or waivers of, any of the foregoing, in each case, in substantially the form of the Second Supplemental Indenture and the August 2016 Pledge and Security Agreement or any of the Exhibits to the August 2016 Pledge and Security Agreement, as applicable, or otherwise in a form reasonably satisfactory to the Trustee and the Collateral Trustee (it being understood and agreed that terms, provisions, limitations, conditions and exceptions that are no less favorable to Holders than to Lenders (as defined in the DIP Credit Agreement) (other than differences in terms, provisions, limitations, conditions and exceptions that reflect the difference in ranking and priority between the Notes and the obligations under the DIP Credit Agreement), but, in each case, solely to the extent relating to the provision of guarantees and the granting of liens, will be deemed to be reasonably satisfactory to the Trustee and the Collateral Trustee) and (ii) take all actions related to the performance by the Company and any of its Subsidiaries under the DIP Credit Agreement and/or the Final Financing Order.

(b) The Trustee will not be required to execute and deliver any agreements, supplemental indentures, instruments or documents, or any amendments or supplements to, or modifications or waivers of, any of the foregoing, providing for guarantees of the Notes or the granting of liens under Section 15.01(a) unless it has received an indemnity no less favorable to it than the indemnity set forth in, or otherwise agreed to by the Guarantors party to, the Second Supplemental Indenture, or an indemnity otherwise reasonably satisfactory to it.

(c) In connection with the execution and delivery of the agreements, supplemental indentures, instruments and other documents authorized by Section 15.01(a): (i) no Opinion of Counsel or

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Officer’s Certificate will be required to be delivered by the Company or any Guarantor and (ii) the Trustee and the Collateral Trustee will not require the delivery of any document or instrument of similar substance to such Opinion of Counsel or Officer’s Certificate or any additional indemnification arrangements other than the indemnification provided for elsewhere in this Indenture (including Section 15.01(b)) and the letter agreement provided to the Trustee by the Company on the date of the First Supplemental Indenture.

Section 15.02 Termination of this Article 15

This Article 15 will automatically terminate and be of no further force and effect from and after the occurrence of the Article 15 Termination Date.

Section 15.03 Defined Terms in this Article 15

The following terms when used in this Article 15 shall have the respective meanings set forth below:

“Article 15 Termination Date” means the date on which the Discharge of the DIP Facilities Obligations (as defined in the Intercreditor Annex) shall have occurred.

“August 2016 Pledge and Security Agreement” means a Pledge and Security Agreement (Second Lien Obligations), substantially in the form attached hereto as Exhibit A, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any successor thereto.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York (together with any other court having jurisdiction over such Chapter 11 proceedings or any proceeding therein from time to time) in which the Company and certain Guarantors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code.

“DIP Credit Agreement” that certain Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of April 26, 2016, among the Company, as a debtor and a debtor-in-possession, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as the administrative agent, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Final Financing Order” means the Final Order Signed On June 9, 2016 Re: (I) Authorizing Debtors To (A) Obtain Senior Secured, Superpriority, Postpetition Financing Pursuant To Bankruptcy Code Sections 105, 361, 362, 364(C)(1), 364(C)(2), 364(C)(3), 364(D)(1), And 364(E) And (B) Utilize Cash Collateral Pursuant To Bankruptcy Code Section 363, And (II) Granting Adequate Protection To Prepetition Secured Parties Pursuant To Bankruptcy Code Sections 361, 362, 363 And 364, including, for the avoidance of doubt, all annexes and exhibits attached thereto.

“Intercreditor Annex” has the meaning set forth in the Final Financing Order.

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“Second Supplemental Indenture” means the Second Supplemental Indenture, substantially in the form attached hereto as Exhibit B, as the same may be amended, restated, supplemented or otherwise modified from time to time.

4. Supplemental Indenture Part of Indenture. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. Except as expressly set forth herein, this First Supplemental Indenture shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Indenture or any other Note Document.

5. Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 12.08 of the Indenture.

6. Governing Law; WAIVER OF JURY TRIAL. THIS FIRST SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS FIRST SUPPLEMENTAL INDENTURE, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE. EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE HOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7. Counterparts; Electronic Execution. This First Supplemental Indenture may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this First Supplemental Indenture by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this First Supplemental Indenture.

8. Severability. In case any provision in this First Supplemental Indenture, the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. The Trustee.

(a) The Trustee is hereby empowered, authorized and directed to enter into, execute and/or deliver this First Supplemental Indenture substantially in the form consented to by Holders of not less than a majority in aggregate principal amount of Notes outstanding under the Indenture.

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(b) The Trustee acknowledges and agrees that notwithstanding any provision of the Indenture to the contrary, in connection with the execution and delivery of this First Supplemental Indenture and any other agreement, instrument or document executed in connection therewith, no Opinion of Counsel, Officer’s Certificate, or any other opinion, certificate or agreement is or will be required to be delivered by the Company or any Guarantor.

(c) The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein. Except as set forth in paragraphs (a) and (b) of this section, this First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions of the Indenture relating to the Trustee, including the provisions relating to resignation or removal of the Trustee and the direction, rights, privileges, powers and duties and immunities of the Trustee, with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of, or affecting the liability of or affording protection to, the Trustee, whether or not elsewhere herein so provided.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

ISSUER:

SUNEDISON, INC.

By:	/s/ Martin Truong
Name:	Martin Truong
Title:	Authorized Signatory

SUNE ML 1, LLC

By:	/s/ Martin Truong
Name:	Martin Truong
Title:	Authorized Signatory

MEMC Pasadena, Inc.

By:	/s/ Martin Truong
Name:	Martin Truong
Title:	Authorized Signatory

Solaicx

By:	/s/ Martin Truong
Name:	Martin Truong
Title:	Authorized Signatory

SunEdison Holdings Corporation

By:	/s/ Martin Truong
Name:	Martin Truong
Title:	Authorized Signatory

SunEdison International, Inc.

By:	/s/ Martin Truong
Name:	Martin Truong
Title:	Authorized Signatory

[Signature Page to First Supplemental Indenture]

EnFlex Corporation

By:	/s/ Martin Truong
Name:	Martin Truong
Title:	Authorized Signatory

Sun Edison LLC

By:	/s/ Martin Truong
Name:	Martin Truong
Title:	Authorized Signatory

SunEdison Canada, LLC

By:	/s/ Martin Truong
Name:	Martin Truong
Title:	Authorized Signatory

SunEdison International, LLC

By:	/s/ Martin Truong
Name:	Martin Truong
Title:	Authorized Signatory

NVT, LLC

By:	/s/ Martin Truong
Name:	Martin Truong
Title:	Authorized Signatory

Fotowatio Renewable Ventures, Inc.

By:	/s/ Martin Truong
Name:	Martin Truong
Title:	Authorized Signatory

SunEdison Contracting, LLC

By:	/s/ Martin Truong
Name:	Martin Truong
Title:	Authorized Signatory

NVT Licenses, LLC

By:	/s/ Martin Truong
Name:	Martin Truong
Title:	Authorized Signatory

[Signature Page to First Supplemental Indenture]

TEAM-SOLAR INC.

By:	/s/ Martin Truong
Name:	Martin Truong
Title:	Authorized Signatory

SunEdison Utility Holdings, Inc.

By:	/s/ Martin Truong
Name:	Martin Truong
Title:	Authorized Signatory

[Signature Page to First Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joseph B. Feil
Name:	Joseph B. Feil
Title:	Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

August 2016 Pledge and Security Agreement

EXECUTION VERSION

Notwithstanding anything herein to the contrary but subject to Section 3.3 of this Agreement, the exercise of any right or remedy by the Collateral Trustee hereunder with respect to the lien and security interest granted to the Collateral Trustee pursuant to this Agreement is subject to the provisions of the Intercreditor Agreement and the Collateral Trust Agreement. Subject to Section 3.3 of this Agreement (a) in the event of any conflict between the terms of the Intercreditor Agreement and this Agreement with respect to the exercise of rights and remedies or the priority of the security interests granted to the Collateral Trustee herein, the terms of the Intercreditor Agreement shall govern and control, and (b) in the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement with respect to the exercise of rights and remedies of the security interests granted to the Collateral Trustee herein, the terms of the Collateral Trust Agreement shall govern and control.

PLEDGE AND SECURITY AGREEMENT

(SECOND LIEN OBLIGATIONS)

Dated as of August 10, 2016

between

EACH OF THE GRANTORS PARTY HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

solely in its capacity as Collateral Trustee

TABLE OF CONTENTS

SECTION 1.	DEFINITIONS; GRANT OF SECURITY	2
1.1	General Definitions	2
1.2	Definitions; Interpretation; Post-Closing Obligations	10

SECTION 2.	GRANT OF SECURITY	11
2.1	Grant of Security	11
2.2	Certain Limited Exclusions	12

SECTION 3.	SECURITY FOR PARI PASSU LIEN OBLIGATIONS; GRANTORS REMAIN LIABLE	14
3.1	Security for Pari Passu Lien Obligations	14
3.2	Continuing Liability Under Collateral	14
3.3	Intercreditor Agreement; Collateral Trust Agreement and Final Financing Order	15

SECTION 4.	CERTAIN PERFECTION REQUIREMENTS	16
4.1	Delivery Requirements	16
4.2	Control Requirements	16
4.3	Intellectual Property Recording Requirements	18
4.4	Other Actions	19
4.5	Timing and Notice	19

SECTION 5.	REPRESENTATIONS AND WARRANTIES	20
5.1	Grantor Information and Status	20
5.2	Collateral Identification, Special Collateral	21
5.3	Ownership of Collateral and Absence of Other Liens	21
5.4	Status of Security Interest	22
5.5	Goods & Receivables	23
5.6	Pledged Equity Interests	23
5.7	Intellectual Property	24
5.8	Delivery of Pledged Equity	25
5.9	Miscellaneous	26

SECTION 6.	COVENANTS AND AGREEMENTS	26
6.1	Grantor Information & Status	26
6.2	Collateral Identification; Special Collateral	26
6.3	Ownership of Collateral and Absence of Other Liens	27
6.4	Status of Security Interest	27
6.5	Goods & Receivables	27
6.6	Pledged Equity Interests, Investment Related Property	29
6.7	Intellectual Property	31

SECTION 7.	ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS	32
7.1	[Reserved]	32
7.2	Further Assurances	32
7.3	Additional Grantors	34

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SECTION 8.	COLLATERAL TRUSTEE APPOINTED ATTORNEY-IN-FACT	34
8.1	Power of Attorney	34
8.2	No Duty on the Part of Collateral Trustee or Secured Parties	35
8.3	Appointment Pursuant to Collateral Trust Agreement	35

SECTION 9.	REMEDIES	35
9.1	Generally	35
9.2	Application of Proceeds	37
9.3	Sales on Credit	37
9.4	Investment Related Property	37
9.5	Grant of Intellectual Property License	38
9.6	Intellectual Property	38
9.7	Cash Proceeds; Deposit Accounts	40

SECTION 10.	COLLATERAL TRUSTEE	40

SECTION 11.	CONTINUING SECURITY INTEREST; TRANSFER OF LOANS AND NOTES; RELEASE	41

SECTION 12.	STANDARD OF CARE; COLLATERAL TRUSTEE MAY PERFORM	42

SECTION 13.	MISCELLANEOUS	42

SCHEDULE 2.2 — SPECIFIED EXCLUDED PROPERTY

SCHEDULE 5.1 — GENERAL INFORMATION

SCHEDULE 5.2 — COLLATERAL IDENTIFICATION

SCHEDULE 5.4 — FINANCING STATEMENTS

SCHEDULE 5.5 — LOCATION OF EQUIPMENT AND INVENTORY

EXHIBIT A — PLEDGE SUPPLEMENT

EXHIBIT B — UNCERTIFICATED SECURITIES CONTROL AGREEMENT

EXHIBIT C — SECURITIES ACCOUNT CONTROL AGREEMENT

EXHIBIT D — DEPOSIT ACCOUNT CONTROL AGREEMENT

EXHIBIT E — SECOND LIEN TRADEMARK SECURITY AGREEMENT

EXHIBIT F — SECOND LIEN PATENT SECURITY AGREEMENT

EXHIBIT G — SECOND LIEN COPYRIGHT SECURITY AGREEMENT

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This PLEDGE AND SECURITY AGREEMENT (SECOND LIEN OBLIGATIONS), dated as of August 10, 2016 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among certain Subsidiaries of the Borrower (as herein defined) as identified on the signature pages hereto (the “Initial Grantors,” and each, an “Initial Grantor”), any Additional Grantor (as herein defined) party hereto from time to time (together with the Initial Grantors, the “Grantors,” and each, a “Grantor”), and Wilmington Trust, National Association, solely in its capacity as collateral trustee for the Secured Parties (as herein defined) (in such capacity as collateral trustee, together with its successors and permitted assigns in such capacity, the “Collateral Trustee”).

RECITALS:

WHEREAS, reference is made to:

(A) that certain Second Lien Credit Agreement, dated as of January 11, 2016 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SunEdison, Inc., a Delaware corporation (the “Borrower”), the lenders party thereto from time to time (the “Lenders”) and Wilmington Savings Fund Society, FSB (as successor to Deutsche Bank AG New York Branch), as administrative agent (in such capacity and together with its successors and permitted assigns in such capacity, the “Administrative Agent”);

(B) that certain Indenture, dated as of January 11, 2016 (as it may be amended, restated, supplemented or otherwise modified from time to time, including pursuant to the First Supplemental Indenture and the Second Supplemental Indenture, each dated as of the date hereof, the “Indenture”), among the Borrower, the guarantors party thereto and Wilmington Trust, National Association, as trustee (in such capacity and together with its successors in such capacity, the “Trustee”);

(C) that certain Intercreditor Agreement (as it may be amended, restated, supplemented or otherwise modified from time to time (including as amended and modified by the Post-Petition Intercreditor Arrangements (as herein defined)), the “Intercreditor Agreement”), dated as of January 11, 2016, between Wells Fargo Bank, National Association, as First Lien Agent, and the Collateral Trustee, as Second Lien Collateral Trustee; and

(D) that certain Collateral Trust Agreement (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”), dated as of January 11, 2016, by and among the Borrower, the Subsidiaries of the Borrower from time to time party thereto, the Collateral Trustee, the Administrative Agent, the Trustee and the other parties from time to time party thereto;

WHEREAS, on April 21, 2016, the Borrower and certain of the Borrower’s Subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (together with any other court having jurisdiction over such Chapter 11 proceedings or any proceeding therein from time to time, the “Bankruptcy Court”);

WHEREAS, in connection with such Chapter 11 proceedings, the Borrower, as a debtor and a debtor-in-possession, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as the administrative agent (in such capacity and together with its successors and assigns in such capacity, the “DIP Agent”), entered into that certain Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of April 26, 2016 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “DIP Credit Agreement”); and

WHEREAS, pursuant to Final Financing Order (as herein defined), the Borrower is required to cause certain guaranties and liens to be provided or granted, as applicable, in respect of the Prepetition Second Lien Obligations (as defined in the DIP Credit Agreement) after entry of the Final Financing Order.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each Grantor and the Collateral Trustee agree as follows:

SECTION 1.	DEFINITIONS; GRANT OF SECURITY.

1.1 General Definitions. In this Agreement, the following terms shall have the following meanings:

“Additional Grantor” shall have the meaning assigned in Section 7.3.

“Administrative Agent” shall have the meaning set forth in the recitals.

“Agreement” shall have the meaning set forth in the preamble.

“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as now or hereafter in effect, or any successor statute.

“Bankruptcy Court” shall have the meaning set forth in the recitals.

“Borrower” shall have the meaning set forth in the recitals.

“Cash Proceeds” shall have the meaning assigned in Section 9.7(a).

“Collateral” shall have the meaning assigned in Section 2.1; provided that, notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 hereof attach to Excluded Property.

“Collateral Account” shall mean any account established by the Collateral Trustee in connection with its rights, duties or obligations under this Agreement.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned or hypothecated in respect of, or otherwise securing, any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Collateral Trust Agreement” shall have the meaning set forth in the recitals.

“Collateral Trustee” shall have the meaning set forth in the preamble.

“Control” shall mean: (1) with respect to any Deposit Accounts, control within the meaning of Section 9-104 of the UCC, (2) with respect to any Securities Accounts, Security Entitlements, Commodity Contract or Commodity Account, control within the meaning of Section 9-106 of the UCC, (3) with respect to any Uncertificated Securities, control within the meaning of Section 8-106(c) of the UCC, (4) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (5) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (6) with respect to Letter of Credit Rights, control within the meaning of Section 9-107 of the UCC and (7) with respect to any “transferable record”(as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in the jurisdiction relevant to such transferable record.

“Controlled Foreign Corporation” shall mean “controlled foreign corporation” as defined in the Code.

“Copyrights” shall mean all United States and foreign copyrights (whether or not the underlying works of authorship have been published), including copyrights in software and all rights in and to databases, all designs (including industrial designs, Protected Designs within the meaning of 17 U.S.C. §§ 1301 et. seq., and community designs), and all Mask Works (as defined under 17 U.S.C. § 901), whether registered or unregistered, as well as all moral rights, reversionary interests, and termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including the registrations and applications listed in Schedule 5.2(II) under the heading “Copyrights” (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Credit Agreement” shall have the meaning set forth in the recitals.

“DIP Agent” shall have the meaning set forth in the recitals.

“DIP Credit Agreement” shall have the meaning set forth in the recitals.

“DIP Obligations” has the meaning assigned to such term in the Final Financing Order.

“DIP Secured Parties” has the meaning assigned to such term in the Final Financing Order.

“DIP Security Agreement” shall mean the “Pledge and Security Agreement” as defined in the DIP Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Discharge of the DIP Facilities Obligations” has the meaning assigned to such term in Annex I to the Final Financing Order.

“Discharge of the Senior Obligations” means the occurrence of both of the following: (a) the Discharge of the DIP Facilities Obligations and (b) the Discharge of the Prepetition First Lien Obligations (as such terms are defined in Annex I to the Final Financing Order).

“Enforcement Event” shall mean the occurrence of the Discharge of the Senior Obligations and, if applicable, the delivery of a written notice to the Grantors from the Collateral Trustee of the exercise of the Collateral Trustee’s rights or remedies under any Specified Security Document (to the extent any such notice is expressly required pursuant to the Final Financing Order, this Agreement or any Specified Security Document).

“Excluded Property” shall mean any asset of any Grantor excluded from the security interest hereunder by virtue of Section 2.2 hereof but only to the extent, and for so long as, so excluded thereunder.

“Final Financing Order” shall mean the Final Order Signed On June 9, 2016 Re: (I) Authorizing Debtors To (A) Obtain Senior Secured, Superpriority, Postpetition Financing Pursuant To Bankruptcy Code Sections 105, 361, 362, 364(C)(1), 364(C)(2), 364(C)(3), 364(D)(1), And 364(E) And (B) Utilize Cash Collateral Pursuant To Bankruptcy Code Section 363, And (II) Granting Adequate Protection To Prepetition Secured Parties Pursuant To Bankruptcy Code Sections 361, 362, 363 And 364, including, for the avoidance of doubt, all annexes and exhibits attached thereto.

“Grantors” shall have the meaning set forth in the preamble.

“Indenture” shall have the meaning set forth in the recitals.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Trustee is the loss payee thereof) and (ii) any “key man” life insurance policies of any Grantor.

“Intellectual Property” shall mean, the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under the United States, multinational or foreign laws or otherwise, including Copyrights, Patents, Trademarks, Trade Secrets and Intellectual Property Licenses, and the right to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due or payable with respect thereto.

“Intellectual Property License” shall mean any and all written agreements, licenses and covenants to which any Grantor is a party providing for the granting of any right in or to any Copyright, Patent, Trademark or Trade Secret, or otherwise providing for a covenant not to sue for infringement or other violation of any such Intellectual Property (whether such Grantor is licensee or licensor thereunder) including each agreement listed in Schedule 5.2(II) under the heading “Intellectual Property Licenses” (as such schedule may be amended or supplemented from time to time).

“Intellectual Property Security Agreement” shall mean each intellectual property security agreement executed and delivered by the applicable Grantors, substantially in the form set forth in Exhibit E, Exhibit F and Exhibit G, as applicable.

“Intercreditor Agreement” shall have the meaning set forth in the recitals.

“Investment Accounts” shall mean the Collateral Account, Securities Accounts, Commodity Accounts and Deposit Accounts.

“Investment Related Property” shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

“Lender” shall have the meaning set forth in the recitals.

“Loan Parties” shall mean, collectively, the Borrower, the Guarantors and the Grantors.

“Material Adverse Effect” shall mean any event, condition, circumstance or contingency that has had or would reasonably be expected to have a material adverse change or material adverse effect on (a) the business, operations, properties, assets, liabilities or financial condition of the Loan Parties and their respective Subsidiaries, taken as a whole, (b) the ability of the Borrower or of the Loan Parties, taken as a whole, to perform its or their, as the case may be, payment obligations and other material obligations under the Pari Passu Lien Documents, (c) the validity or enforceability of this Agreement or (d) the rights, remedies and benefits available to or conferred upon the Collateral Trustee, for the benefit of the Secured Parties, under this Agreement; provided that (i) nothing disclosed (x) in any SEC filings made by the Borrower or any of its subsidiaries prior to the date hereof, (y) in any disclosure schedule to any Pari Passu Lien Document or the DIP Credit Agreement (but, in all cases under clauses (x) and (y), without regard to “risk factor” or other forward-looking disclosure), or (z) in writing to the Tranche B Advisors (as defined in the DIP Credit Agreement) prior to the date hereof (clauses (x), (y) and (z), collectively, the “Disclosed Matters”), in any such case, shall in and of itself constitute a Material Adverse Effect, (ii) effects resulting from events leading up to the commencement a proceeding under chapter 11 of the Bankruptcy Code by the Debtor Loan Parties (as defined in the DIP Credit Agreement) and the commencement, continuation and prosecution of the Cases

(as defined in the DIP Credit Agreement) shall not in and of themselves constitute a Material Adverse Effect under clause (a) or (b) above and (iii) the timely and successful exercise of any challenge rights with respect to any Prepetition Secured Obligations in accordance with the Final Financing Order shall not in and of itself constitute a Material Adverse Effect under clause (c) or (d) above.

“Material Intellectual Property” shall mean any Intellectual Property included in the Collateral that is material to the business of any Grantor or is otherwise of material value.

“Non-Recourse Subsidiary” shall have the meaning set forth in the DIP Credit Agreement.

“Pari Passu Lien Document” shall have the meaning set forth in the Collateral Trust Agreement.

“Pari Passu Lien Obligations” shall mean “Pari Passu Lien Obligations” as defined in the Collateral Trust Agreement.

“Pari Passu Lien Representative” shall have the meaning set forth in the Collateral Trust Agreement.

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including: (i) each patent and patent application listed in Schedule 5.2(II) under the heading “Patents” (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all patentable inventions and improvements thereto, (iv) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (v) all Proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Payment in Full” or “Paid in Full” shall mean, notwithstanding anything to the contrary herein or in the Collateral Trust Agreement or any other Pari Passu Lien Document, the payment in full in cash of all Secured Obligations (other than contingent indemnification obligations and other obligations not then payable which expressly survive termination, in any such case, not then due and payable and as to which no claim has been asserted) or such other treatment thereof in accordance with terms of the Final Financing Order and Schedule 6.27 to the DIP Credit Agreement (whether or not the DIP Credit Agreement is still in effect at such time).

“Permitted Lien” shall mean any Lien permitted to be created, assumed or suffered to exist by any Loan Party or subsidiary pursuant to Section 7.01 of the Credit Agreement.

“Pledge Supplement” shall mean any supplement to this Agreement in substantially the form of Exhibit A or otherwise any supplement in form and substance reasonably satisfactory to the Collateral Trustee.

“Pledged Debt” shall mean all indebtedness for borrowed money owed to such Grantor, whether or not evidenced by any Instrument, including all indebtedness described on Schedule 5.2(I) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments, if any, evidencing such any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and any other participation or interests in any equity or profits of any business entity including any trust and all management rights relating to any entity whose equity interests are included as Pledged Equity Interests.

“Pledged LLC Interests” shall mean, as may be now owned or hereafter acquired by any Grantor, all interests in any limited liability company and each series thereof including all limited liability company interests listed on Schedule 5.2(I) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any Securities Intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and all rights as a member of the related limited liability company.

“Pledged Partnership Interests” shall mean, as may be now owned or hereafter acquired by any Grantor, all interests in any general partnership, limited partnership, limited liability partnership or other partnership including all partnership interests listed on Schedule 5.2(I) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any Securities Intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and all rights as a partner of the related partnership.

“Pledged Stock” shall mean, as may be now owned or hereafter acquired by any Grantor, all shares of capital stock owned by such Grantor, including all shares of capital stock described on Schedule 5.2(I) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any Securities Intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Post-Petition Intercreditor Arrangements” shall mean the intercreditor arrangements set forth in the Final Financing Order with respect to the Secured Obligations (as defined herein) and the other Secured Obligations (as defined in Annex I to the Final Financing Order).

“Prepetition Secured Obligations” has the meaning assigned to such term in the Final Financing Order.

“Receivables” shall mean all rights of any Grantor to payment, whether or not earned by performance, for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all such Grantor’s rights, if any, in any Goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection with Receivables, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating to Receivables and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

“Second Lien Copyright Security Agreement” shall mean the second lien copyright security agreement substantially in the form of Exhibit G.

“Second Lien Patent Security Agreement” shall mean the second lien patent security agreement substantially in the form of Exhibit F.

“Second Lien Trademark Security Agreement” shall mean the second lien trademark security agreement substantially in the form of Exhibit E.

“Second Priority” shall mean, with respect to any Lien purported to be created in any Collateral pursuant to any Specified Security Document, subject to the Post-Petition Intercreditor Arrangements and Section 3.3, that such Lien is the only Lien to which such Collateral is subject, other than Permitted Liens.

“Secured Obligations” shall have the meaning assigned in Section 3.1. For the avoidance of doubt, Secured Obligations shall not include at any time the portion of the Prepetition Second Lien Obligations (as defined in the Final Financing Order) that have been replaced by, exchanged for, converted into, deemed or otherwise rolled up into DIP Obligations at such time.

“Secured Parties” shall mean the holders of Pari Passu Lien Obligations, each Pari Passu Lien Representative, and the Collateral Trustee and shall include all former holders of Pari Passu Lien Obligations, Pari Passu Lien Representatives and Collateral Trustees to the extent that Pari Passu Lien Obligations owing to such Persons were incurred while such Persons were holders of Pari Passu Lien Obligations, Pari Passu Lien Representatives or Collateral Trustees and such Pari Passu Lien Obligations have not been Paid or in Full.

“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” shall mean the Securities Act of 1933, as from time to time amended.

“Specified Security Documents” shall mean, collectively, (a) this Agreement, (b) that certain Guaranty (Second Lien Credit Agreement), dated as of the date hereof, among the Grantors and the other Subsidiaries of the Borrower party thereto from time to time as guarantors and the Administrative Agent, (c) that certain Second Supplemental Indenture, dated as of the date hereof, among the Grantors and the other Subsidiaries of the Borrower party thereto from time to time as guarantors and the Trustee, and (d) each other Pari Passu Lien Security Document (as defined in the Collateral Trust Agreement) or guaranty of any of the Secured Obligations (including pursuant to a supplemental indenture to the Indenture) executed and/or delivered from time to time pursuant to or in connection with this Agreement and/or the Final Financing Order.

“Subsidiary” has the meaning assigned to such term in the DIP Credit Agreement.

“Termination Date” shall mean the date on which all Secured Obligations have been Paid in Full.

“Trade Secrets” shall mean all trade secrets and all other confidential and proprietary information and know-how whether or not the foregoing has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to the foregoing, and with respect to any and all of the foregoing: (i) the right to sue or otherwise recover for any past, present and future misappropriation or other violation thereof, (ii) all Proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (iii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Trademarks” shall mean all United States and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, whether or not registered, and with respect to any and all of the foregoing: (i) all registrations and applications therefor including the registrations and applications listed in Schedule 5.2(II) under the heading “Trademarks” (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to the related goodwill, (v) all Proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Trustee” shall have the meaning set forth in the recitals.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Liens on any Collateral is governed by the Uniform Commercial Code (or similar code or statute) as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code (or similar code or statute) as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“United States” and “U.S.” shall mean the United States of America.

“Unrestricted Subsidiary” has the meaning assigned to such term in the DIP Credit Agreement.

1.2 Definitions; Interpretation; Post-Closing Obligations.

(a) In this Agreement, the following capitalized terms shall have the meaning given to them in the UCC (and, if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof): Account, Account Debtor, As-Extracted Collateral, Bank, Certificated Security, Chattel Paper, Consignee, Consignment, Consignor, Commercial Tort Claims, Commodity Account, Commodity Contract, Commodity Intermediary, Deposit Account, Document, Entitlement Order, Equipment, Electronic Chattel Paper, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivable, Instrument, Inventory, Investment Property, Letter of Credit Right, Manufactured Home, Money, Proceeds, Record, Securities Account, Securities Intermediary, Security Certificate, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b) All other capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or the DIP Credit Agreement, as applicable. The incorporation by reference of terms defined in the Credit Agreement or the DIP Credit Agreement shall survive any termination of the Credit Agreement or the DIP Credit Agreement, as applicable.

(c) Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an

Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

(d) The express provisions of clause (i), (ii) or (iii) of Section 6.17(b) of the DIP Credit Agreement are incorporated herein by reference and shall apply, mutatis mutandis, to any grant of Liens or provision of a guaranty by any Grantor in connection with the Secured Obligations (whether or not the DIP Credit Agreement is still in effect at such time). Notwithstanding anything to the contrary in this Agreement, (i) to the extent any provision of this Agreement, any other Specified Security Document or the Final Financing Order expressly excludes any assets from constituting Collateral of any Grantor (including pursuant to the express provisions of clause (i), (ii) or (iii) of Section 6.17(b) of the DIP Credit Agreement), only for so long as such exclusions are applicable, the representations, warranties and covenants made by any relevant Grantor in this Agreement with respect to the creation, of the security interest granted in favor of the Collateral Trustee, for the benefit of the Secured Parties, shall be deemed not to apply to such excluded assets (regardless of whether or not such excluded assets are included on Schedule 5.2 hereto) and (ii) to the extent any provision of this Agreement, any other Pari Passu Lien Document or the Final Financing Order expressly excludes any requirement of any Grantor to take any action to perfect any security interest in favor of the Collateral Trustee for the benefit of the Secured Parties in such excluded assets (or the DIP Credit Agreement has any such exclusions with respect to any security interest for the benefit of the DIP Secured Parties, which exclusions shall apply, mutatis mutandis, to any grant of Liens or provision of a guaranty by any Grantor in connection with the Secured Obligations and the requirements under this Agreement), only for so long as such exclusions are applicable, the representations, warranties and covenants made by any relevant Grantor in this Agreement with respect to the perfection and/or priority (as applicable) of the security interest granted in favor of the Collateral Trustee, for the benefit of the Secured Parties, shall be deemed not to apply to such excluded assets. To the extent any representation or covenant herein relates to an action that is not yet required to be taken in connection with the DIP Credit Agreement pursuant to the time periods set forth in Section 6.17 of the DIP Credit Agreement or any other applicable provision of the DIP Security Agreement, such representation or covenant, as applicable, shall be qualified by the applicable terms of Section 6.17 of the DIP Credit Agreement or such other applicable provisions of the DIP Security Agreement until such action is required to be taken pursuant thereto, but not thereafter.

SECTION 2.	GRANT OF SECURITY.

2.1 Grant of Security. Each Grantor hereby grants to the Collateral Trustee, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including the following, in each case whether now or hereafter existing or in which any Grantor now has or hereafter acquires an interest and wherever the same may be located (all of which being hereinafter collectively referred to as the “Collateral”):

(a) all Accounts;

(b) all Chattel Paper;

(c) all Documents;

(d) all General Intangibles;

(e) all Goods and Fixtures (including Inventory and Equipment);

(f) all Instruments;

(g) all Insurance Proceeds;

(h) Intellectual Property;

(i) all Investment Related Property (including Deposit Accounts);

(j) all Letter of Credit Rights;

(k) all Money;

(l) all Receivables (including all Receivables Records);

(m) all Commercial Tort Claims (including Commercial Tort Claims now or hereafter described on Schedule 5.2);

(n) to the extent not otherwise included above, all other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(o) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing, whether coming into existence before, on or after the date hereof.

2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 hereof attach to:

(a) any lease, license, contract or agreement to which any Grantor is a party, and any of its rights or interests thereunder, if and to the extent that a security interest (i) is prohibited by or in violation of any law, rule or regulation applicable to such Grantor, or (ii) is prohibited by or in violation of any term, provision or condition of any such lease, license, contract or agreement or creates a right of termination in favor of any other party thereto other than the Borrower or any of its Subsidiaries (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (i) or (ii) above; provided, further, that the exclusions referred to in clause (a) of this Section 2.2 shall not include any Proceeds of any such lease, license, contract or agreement (to the extent such Proceeds do not otherwise constitute Excluded Property);

(b) any of the outstanding Equity Interests in (x) each Non-Recourse Subsidiary to the extent, and for so long as, a pledge of such Equity Interests to the Collateral Trustee is prohibited by the terms of any Non-Recourse Project Indebtedness (as defined in the DIP Credit Agreement) of such Non-Recourse Subsidiary and (y) each other Person which is not a Subsidiary (other than any Unrestricted Subsidiary) to the extent, and for so long as, a pledge of such Equity Interests to the Collateral Trustee is prohibited by the terms of such Person’s organizational or joint venture documents or such Equity Interests could not be pledged without the consent of third parties that has not been obtained after using commercially reasonable efforts to obtain the same; provided, however, in each case, that the Collateral shall include (and such security interest shall attach to) such Equity Interest immediately at such time such prohibition shall no longer be applicable (unless otherwise excluded pursuant to the other provisions of this Section 2.2);

(c) any of the outstanding Equity Interests in each Unrestricted Subsidiary to the extent, and for so long as, such subsidiary is an Unrestricted Subsidiary provided, however, that the Collateral shall include (and such security interest shall attach to) such Equity Interest immediately at such time such subsidiary ceases to be an Unrestricted Subsidiary (unless otherwise excluded pursuant to the other provisions of this Section 2.2); provided, further, however, that, subject to Sections 3.3 and 11, the Collateral shall include (and such security interest shall attach to) the Equity Interests in (i) YieldCo and YieldCo Intermediate, (ii) YieldCo II and YieldCo II Intermediate, (iii) Intermediate Holdings, (iv) First Wind Holdings, (v) each of the Loan Party Service Providers and (vi) any Warehouse Entity (as defined in the DIP Credit Agreement) (if any equity interest therein is directly held or owned by any Grantor);

(d) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

(e) the assets identified on Schedule 2.2 hereto (subject to the limitations set forth on Schedule 2.2); and

(f) any assets expressly excluded from “DIP Collateral” (as defined in the Final Financing Order) pursuant to Paragraph 2(d) of the Final Financing Order (including by operation of any of clause (i), (ii), (iii) or (iv) of Section 6.17(b) of the DIP Credit Agreement (or by operation of such Paragraph 2(d) or such corresponding paragraph by cross-reference to such Section 6.17(b) of the DIP Credit Agreement)).

SECTION 3.	SECURITY FOR PARI PASSU LIEN OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1 Security for Pari Passu Lien Obligations.

(a) This Agreement secures, and the Collateral is collateral security for, the Payment in Full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Pari Passu Lien Obligations (the “Secured Obligations”).

(b) The Lien and security interest granted by and pursuant to this Agreement may be independently granted by the other Specified Security Documents. This Agreement and such other Specified Security Documents supplement each other, and the grants, priorities, rights and remedies of the Collateral Trustee and Secured Parties hereunder and thereunder are cumulative.

3.2 Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (a) nothing set forth in this Agreement shall relieve any Grantor from any of its obligations, and each Grantor shall remain liable for all of its obligations, under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Trustee or any other Secured Party of any such obligation, (b) nothing set forth in this Agreement shall relieve any Grantor from any liability under any agreement, and each Grantor shall remain liable under each of the agreements, to which it is a party included in the Collateral, including any agreement relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and neither the Collateral Trustee nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related hereto nor shall the Collateral Trustee nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (c) the exercise by the Collateral Trustee of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

3.3 Intercreditor Agreement; Collateral Trust Agreement and Final Financing Order.

(a) Notwithstanding anything herein to the contrary but subject to Section 3.3(b) below in all respects, the exercise of any right or remedy by the Collateral Trustee hereunder with respect to the lien and security interest granted to the Collateral Trustee pursuant to this Agreement is subject to the provisions of the Intercreditor Agreement and the Collateral Trust Agreement. Subject to Section 3.3(b) below in all respects (i) in the event of any conflict between the terms of the Intercreditor Agreement and this Agreement with respect to the exercise of rights and remedies or the priority of the security interests granted to the Collateral Trustee herein, the terms of the Intercreditor Agreement shall govern and control and (ii) in the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement with respect to the exercise of rights and remedies of the security interests granted to the Collateral Trustee herein, the terms of the Collateral Trust Agreement shall govern and control.

(b) Notwithstanding anything to the contrary herein or in any other Pari Passu Lien Document:

(i) If any conflict or inconsistency exists between this Agreement or any Pari Passu Lien Document, on the one hand, and the Final Financing Order, on the other hand, then the provisions of the Final Financing Order shall govern and control to the extent of such conflict or inconsistency. Furthermore, all provisions of the Final Financing Order and the terms of the DIP Credit Agreement (whether or not the DIP Credit Agreement is still in effect at such time), including, for the avoidance of doubt, Schedule 6.27 of the DIP Credit Agreement, to the extent authorized by the Final Financing Order, and Annex I to the Final Financing Order, that in any way impact this Agreement or any Pari Passu Lien Document are hereby incorporated by reference as valid and fully enforceable provisions thereof.

(ii) None of the Secured Parties shall be permitted to exercise any rights or remedies under this Agreement or otherwise against any of the Grantors in respect of any Secured Obligations unless and until the Discharge of the Senior Obligations has occurred.

(iii) Nothing contained in this Agreement shall constitute a waiver of (x) any applicable notice requirements in the Final Financing Order or (y) any rights of the Borrower, any Grantors or any of their Subsidiaries pursuant to the Final Financing Order or Schedule 6.27 of the DIP Credit Agreement, to the extent authorized by the Final Financing Order.

(iv) Any provision hereof or of any other Specified Security Document that requires any Grantor to take any action with respect to any Collateral or other asset subject to a Lien of the Collateral Trustee that customarily would only be taken for the benefit of a secured party holding a first priority Lien on such asset or that may not be taken for the benefit of more than one secured party holding a Lien on such asset, in any such case, shall be satisfied or deemed satisfied (x) prior to the Discharge of the Senior Obligations, by the delivery of such Collateral or other asset by such Grantor to the DIP Agent or the First Lien Agent as agent for the Collateral Trustee pursuant to Post-Petition Intercreditor Arrangements or the Intercreditor, as applicable, (y) prior to the Discharge of the Senior Obligations, by providing that the DIP Agent or the First Lien Agent be provided with control with respect to such Collateral or other asset of such Grantor as agent for the Collateral Trustee pursuant to the Post-Petition Intercreditor Arrangements or the Intercreditor, as applicable, or (z) until the Discharge of the DIP Facilities Obligations, to the extent the DIP Agent waives or otherwise does not require such action to be taken in connection with any DIP Obligations.

(v) The provisions of the Security Agreement shall be applied and enforced with respect to each Grantor organized under the laws of Thailand and its Collateral located in Thailand only to the extent permissible under the applicable laws of Thailand.

SECTION 4.	CERTAIN PERFECTION REQUIREMENTS

4.1 Delivery Requirements. Subject to the provisions of Section 3.3:

(a) Certificated Securities. With respect to any Certificated Securities constituting Collateral and any certificates evidencing or representing any Pledged Equity Interest (regardless of whether Pledged Equity Interests constitutes Certificated Securities, including any Pledged Partnership Interests or Pledged LLC Interests), each applicable Grantor shall deliver to the DIP Agent or the First Lien Agent or, after the Discharge of the Senior Obligations, to the Collateral Trustee all Security Certificates and such other certificates. All such Security Certificates and other certificates shall be duly indorsed by an effective indorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective indorsement, in each case, to the DIP Agent or First Lien Agent or, after the Discharge of the Senior Obligations, to the Collateral Trustee or in blank.

(b) Instruments or Tangible Chattel Paper. With respect to any Instruments or Tangible Chattel Paper included in the Collateral, each applicable Grantor shall deliver to the DIP Agent or the First Lien Agent or, after the Discharge of the Senior Obligations, to the Collateral Trustee all such Instruments or Tangible Chattel Paper, duly indorsed in blank; provided, however, the delivery requirement in this Section 4.1(b) shall not apply to any Instruments or Tangible Chattel Paper having a face amount of less than $100,000 individually and $1,000,000 in the aggregate for all Instruments or Tangible Chattel Paper of such Grantor.

4.2 Control Requirements. Subject to the provisions of Section 3.3:

(a) With respect to any Deposit Accounts, Securities Accounts, Security Entitlements, Commodity Accounts and Commodity Contracts included in the Collateral, each Grantor shall either (x) ensure that the DIP Agent or the First Lien Agent or, after the Discharge of the Senior Obligations, the Collateral Trustee has Control thereof pursuant to clause (i), (ii) or (iii) of this Section 4.2(a), as applicable, or (y) if the DIP Agent or First Lien Agent or, after the

Discharge of the Senior Obligations, the Collateral Trustee does not have Control thereof in accordance with clause (x), then at the request of the Collateral Trustee, cause such Deposit Account, Securities Account, Security Entitlement, Commodity Account or Commodity Contract to be moved to a depository institution, Securities Intermediary or financial institution, as applicable, where such Control may be established or cause the foregoing to be subject to other equivalent arrangements acceptable to the Collateral Trustee and the Tranche B Advisors (as defined in the DIP Credit Agreement) in their sole discretion; provided, however, the Control requirements in this Section 4.2(a) shall not apply to any Deposit Account, Securities Account, Security Entitlement, Commodity Account and Commodity Contract, in each case, having a value, or having funds or other assets credited thereto with a monthly average balance of less than $100,000 individually and $1,000,000 in the aggregate for all Deposit Account, Securities Account, Security Entitlement, Commodity Account or Commodity Contract of all Grantors.

(i) With respect to any Securities Account or Security Entitlements included in the Collateral, Control shall be established by (A) the Securities Intermediary which maintains such Securities Account or Security Entitlement entering into an agreement substantially in the form of Exhibit C (or such other agreement in form reasonably satisfactory to the Collateral Trustee (it being agreed that any agreement requiring the Collateral Trustee in its individual capacity to indemnify the Securities Intermediary shall not be reasonably satisfactory to the Collateral Trustee)), pursuant to which the Securities Intermediary shall agree to comply with the DIP Agent’s or First Lien Agent’s or, after the Discharge of the Senior Obligations, the Collateral Trustee’s Entitlement Orders without further consent by such Grantor, or (B) at the request of the Collateral Trustee, a Grantor causing such Securities Account or Security Entitlement to be moved to a Securities Intermediary where such an agreement may be obtained.

(ii) With respect to any Deposit Account included in the Collateral, Control shall be established by (A) the depositary institution which maintains such Deposit Account entering into an agreement substantially in the form of Exhibit D (or such other agreement in form and substance reasonably satisfactory to the Collateral Trustee (it being agreed that any agreement requiring the Collateral Trustee in its individual capacity to indemnify the depositary institution shall not be reasonably satisfactory to the Collateral Trustee)), pursuant to which the Bank shall agree to comply with the DIP Agent’s or First Lien Agent’s or, after the Discharge of the Senior Obligations, the Collateral Trustee’s instructions with respect to disposition of funds in the Deposit Account without further consent by such Grantor, or (B) at the request of the Collateral Trustee, a Grantor causing such Deposit Account to be moved to a depository institution where such an agreement may be obtained.

(iii) With respect to any Commodity Account or Commodity Contracts included in the Collateral, Control shall be established by the applicable Grantor in favor of the Collateral Trustee in a manner reasonably acceptable to the Collateral Trustee.

(b) Uncertificated Securities.

(i) With respect to any Uncertificated Security included in the Collateral (other than any Uncertificated Security credited to a Securities Account), each applicable Grantor, (x) with respect to an issuer that is a Subsidiary, shall, and (y) with respect to an issuer that is not a Subsidiary, shall use commercially reasonable efforts to, cause the issuer of such Uncertificated Security to either (A) register the Collateral Trustee as the registered owner thereof on the books and records of the issuer or (B) execute an agreement substantially in the form of Exhibit B (or such other agreement in form and substance sufficient to permit the Uncertificated Security to be transferred to the Collateral Trustee), pursuant to which such issuer agrees to comply with the DIP Agent’s or First Lien Agent’s or, after the Discharge of the Senior Obligations, the Collateral Trustee’s instructions with respect to such Uncertificated Security without further consent by such Grantor.

(ii) Each Grantor further agrees that it will not take any action, or permit any person over which such Grantor has control to take action, that would cause any Pledged Equity Interest that is not a Security to become a “Security” as defined in Article 8 of the Uniform Commercial Code of any State or the District of Columbia, unless such Pledged Equity Interest is evidenced by a Security Certificate which has been delivered (or is promptly delivered upon such Pledged Equity Interest that is not a Security becoming a “Security”) to the DIP Agent or First Lien Agent or, after the Discharge of the Senior Obligations, to the Collateral Trustee indorsed in blank pursuant to Section 4.1(a).

(c) Letter of Credit Rights. With respect to any Letter of Credit Rights included in the Collateral (other than any Letter of Credit Rights constituting a Supporting Obligation for a Receivable in which the Collateral Trustee has a valid and perfected security interest), each applicable Grantor shall assist the Collateral Trustee in securing Control thereof by using commercially reasonable efforts to obtain the written consent of each issuer of each related letter of credit to the assignment of the proceeds of such letter of credit to the Collateral Trustee; provided, however, the Control requirements in this Section 4.2(c) shall not apply to any Letter of Credit Rights having a value less than $100,000 individually and $1,000,000 in the aggregate for all Letter of Credit Rights of such Grantors.

(d) Electronic Chattel Paper. With respect any Electronic Chattel Paper or “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) included in the Collateral, each applicable Grantor shall use commercially reasonable efforts to grant the Collateral Trustee Control thereof; provided, however, the Control requirements in this Section 4.2(d) shall not apply to any Electronic Chattel Paper or transferable record having a face amount of less than $100,000 individually and $1,000,000 in the aggregate for all Electronic Chattel Paper of all Grantors.

4.3 Intellectual Property Recording Requirements.

(a) In the case of any Collateral (whether now owned or hereafter acquired) consisting of issued U.S. Patents and applications therefor, each applicable Grantor shall execute and deliver to the Collateral Trustee a Second Lien Patent Security Agreement in substantially the form of Exhibit F (or a supplement thereto) covering all such Patents owned by such Grantor, in appropriate form for recordation with the United States Patent and Trademark Office.

(b) In the case of any Collateral (whether now owned or hereafter acquired) consisting of registered U.S. Trademarks and applications therefor, each applicable Grantor shall execute and deliver to the Collateral Trustee a Second Lien Trademark Security Agreement in substantially the form of Exhibit E hereto (or a supplement thereto) covering all such Trademarks owned by such Grantor, in appropriate form for recordation with the United States Patent and Trademark Office.

(c) In the case of any Collateral (whether now owned or hereafter acquired) consisting of registered U.S. Copyrights, each applicable Grantor shall execute and deliver to the Collateral Trustee a Second Lien Copyright Security Agreement in substantially the form of Exhibit G hereto (or a supplement thereto) covering all such Copyrights owned by such Grantor, in appropriate form for recordation with the United States Copyright Office.

4.4 Other Actions.

(a) If any issuer of any Pledged Equity Interest is organized under a jurisdiction outside of the United States, each Grantor shall take such additional actions, including causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as are necessary or advisable under the laws of such issuer’s jurisdiction or that the Collateral Trustee may reasonably request, to insure the validity, perfection and priority of the security interest of the Collateral Trustee in such Pledged Equity Interest.

(b) If a Grantor owns less than 100% of the equity interests in any issuer of Pledged Partnership Interests or Pledged LLC Interests included in the Collateral, such Grantor shall use its commercially reasonable efforts to obtain the consent of each other holder of partnership interests or limited liability company interests in such issuer to the security interest of the Collateral Trustee hereunder and, following an Enforcement Event, subject to the terms of the Intercreditor Agreement, the transfer of such Pledged Partnership Interests or Pledged LLC Interests to the Collateral Trustee or its designee, and to the substitution of the Collateral Trustee or its designee as a partner or member in such limited liability company or partnership, with all the rights and powers related thereto. Each Grantor consents to the grant by each other Grantor of a Lien in all Investment Related Property to the Collateral Trustee and, without limiting the generality of the foregoing, subject to the terms of Section 3.3, to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Trustee or its designee following an Enforcement Event, and to the substitution of the Collateral Trustee or its designee as a partner in any such partnership or as a member in any such limited liability company, with all the rights and powers related thereto.

4.5 Timing and Notice.

(a) With respect to any Collateral owned or held by a Grantor on the date hereof, each Grantor shall comply with the requirements of this Section 4 on the date hereof or at such later date applicable pursuant to this Agreement.

(b) With respect to any Collateral (other than any Intellectual Property included in the Collateral) hereafter owned or acquired by a Grantor after the date hereof for which any action is required by this Section 4, such Grantor shall (i) comply with the requirements of this Section 4 and (ii) notify the Collateral Trustee in writing of such acquisition of such Collateral (other than any Intellectual Property included in the Collateral), in each case, no later than thirty (30) days after acquiring rights therein; provided that, prior to the Discharge of the DIP Facilities Obligations, such Grantor shall only be required to use commercially reasonable efforts to provide such notification.

(c) Subject to Section 6.4(b)(ii), with respect to any registered, issued or applied-for Patents, Copyrights or Trademarks included in the Collateral hereafter acquired by a Grantor after the date hereof for which any action is required by this Section 4, such Grantor shall be required to (i) comply with the requirements of this Section 4 and (ii) notify the Collateral Trustee in writing of its acquisition of such Patents, Copyrights and Trademarks, in each case, no later than ninety (90) days after the filing of any application for, the issuance or registration of, or the acquisition of, such Patents, Copyrights and Trademarks.

SECTION 5.	REPRESENTATIONS AND WARRANTIES.

Each Grantor hereby represents and warrants that:

5.1 Grantor Information and Status. On the date hereof (or, with respect to any Additional Grantor, the date of such Grantor’s Pledge Supplement):

(a) Schedule 5.1(A) and (B) (as such schedule may be amended or supplemented by the Grantors from time to time) sets forth under the appropriate headings: (1) the full legal name of such Grantor, (2) all trade names or other names under which such Grantor currently conducts any material amount of business, (3) the type of organization of such Grantor, (4) the jurisdiction of organization of such Grantor, (5) its organizational identification number, if any, and (6) the jurisdiction where its chief executive office or sole place of business (or principal residence if such Grantor is a natural person) is located;

(b) except as provided on Schedule 5.1(C) (as such schedule may be amended or supplemented by the Grantors from time to time), such Grantor has not changed its name, jurisdiction of organization, the location of its chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or type of organizational structure, and has not conducted any material amount of business under any other name, in each case, within the five (5) years prior to the date hereof (if such Grantor is a party hereto on the date of this Agreement) and, if an Additional Grantor, within the five (5) years prior to the date such Additional Grantor became a party hereto;

(c) such Grantor has been duly organized and is validly existing as an entity of the type as set forth opposite such Grantor’s name on Schedule 5.1(A) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 5.1(A) and remains duly existing as such. Such Grantor has not filed any certificates of dissolution or liquidation, any certificates of domestication, transfer or continuance in any other jurisdiction; and

(d) no Grantor is a “transmitting utility” (as defined in Section 9- 102(a)(80) of the UCC).

5.2 Collateral Identification, Special Collateral. On the date hereof (or, with respect to any Additional Grantor, the date of such Grantor’s Pledge Supplement):

(a) Schedule 5.2 (as such schedule may be amended or supplemented by the Grantors from time to time) sets forth under the appropriate headings all of such Grantor’s: (1) Pledged Equity Interests, (2) Pledged Debt, other than any Pledged Debt (x) for which the outstanding principal balance is less than $100,000 individually and $1,000,000 in the aggregate for all Pledged Debt of such Grantor or (y) that is subject to and evidenced by the Intercompany Note (as defined in the DIP Credit Agreement), (3) Securities Accounts, Deposit Accounts, Commodity Contracts and Commodity Accounts other than any Securities Accounts, Deposit Accounts, Commodity Contracts and Commodity Accounts having a value and/or holding deposits or assets with a market value of less than $100,000 individually and $1,000,000 in the aggregate for all Securities Accounts, Deposit Accounts, Commodity Contracts and Commodity Accounts of all Grantors, (4) United States and foreign registrations and issuances of and applications for Patents, Trademarks and Copyrights owned by such Grantor, (5) Intellectual Property Licenses (to which any Grantor is a licensee) constituting Material Intellectual Property, (6) Commercial Tort Claims, other than any Commercial Tort Claims with an estimated value of less than $500,000 individually and $2,000,000 in the aggregate for all Commercial Tort Claims of such Grantor, (7) Letter of Credit Rights for letters of credit, other than any Letter of Credit Rights having a value less than $100,000 individually and $1,000,000 in the aggregate for all Letter of Credit Rights of such Grantor, and (8) the name and address of any warehouseman, bailee or other third party in possession of any Inventory, Equipment and other tangible personal property, other than any Inventory, Equipment or other tangible personal property having a face amount of less than $50,000 individually and $1,000,000 in the aggregate for all Inventory, Equipment or other tangible personal property of such Grantor; and

(b) no material portion of the Collateral constitutes, or is the Proceeds of, (1) Farm Products, (2) As-Extracted Collateral, (3) Manufactured Homes, (4) Health-Care-Insurance Receivables, (5) timber to be cut, or (6) aircraft, aircraft engines, satellites, ships or railroad rolling stock, nor does any material portion of the Collateral consist of motor vehicles or other Goods subject to a certificate of title statute of any jurisdiction.

5.3 Ownership of Collateral and Absence of Other Liens. On the date hereof (or, with respect to any Additional Grantor, the date of such Grantor’s Pledge Supplement):

(a) such Grantor (i) owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and (ii) as to any Collateral hereafter acquired, developed or created (including by way of lease or license), will own or have such rights in each item of such Collateral (except as otherwise permitted by the Credit Agreement, the Indenture, any Other Pari Passu Lien Debt Document, the Collateral Trust Agreement and the Intercreditor Agreement), in each case, free and clear of any and all Liens, other than Permitted Liens; and

(b) other than any financing statements filed in favor of the Collateral Trustee, no effective financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which duly authorized proper termination statements have been delivered to the Collateral Trustee for filing and (y) financing statements filed in connection with Permitted Liens; and

(c) other than (i) the Collateral Trustee, (ii) the First Lien Agent, (iii) the DIP Agent, (iv) any automatic control in favor of a Bank, Securities Intermediary or Commodity Intermediary maintaining a Deposit Account, Securities Account, Securities Entitlement, Commodity Contract or Commodity Account or (v) otherwise pursuant to the Final Financing Order, no Person is in Control of any Collateral which consists of Deposit Accounts, Securities Accounts, Securities Entitlements, Commodity Contracts or Commodity Accounts.

5.4 Status of Security Interest. On the date hereof (or, with respect to any Additional Grantor, the date of such Grantor’s Pledge Supplement):

(a) except for any Collateral addressed in clause (b) below and any Collateral for which, pursuant to Section 4.5(a) or (b), applicable action under Section 4 is not yet required, upon the filing of fully-completed financing statements (which shall name each Grantor as “debtor” and the Collateral Trustee as “secured party,” and shall cover “all assets of the debtor now owned or hereafter acquired” “all personal property and assets of the debtor now owned or hereafter acquired” or words of similar import, or otherwise contain a descriptions of the Collateral) in the filing offices set forth opposite such Grantor’s name on Schedule 5.4 (as such schedule may be amended or supplemented from time to time), the security interest of the Collateral Trustee in all Collateral that can be perfected by the filing of a financing statement under the UCC shall constitute a valid, perfected, Second Priority Lien;

(b) to the extent perfection or priority of the security interest therein is not subject to Article 9 of the UCC, with respect to all Collateral consisting of United States registered and applied-for Patents, Trademarks and Copyrights owned by any Grantor as of such date, except for any Collateral for which, pursuant to Section 4.5(c), applicable action under Section 4.3 is not yet required, a fully-executed Second Lien Patent Security Agreement, Second Lien Trademark Security Agreement and/or Second Lien Copyright Security Agreement, as applicable, containing a description of all Collateral consisting of such United States registered and applied-for Patents, Trademarks and Copyrights owned by such Grantor have been delivered to the Collateral Trustee for recordation with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, pursuant to 35 U.S.C. § 261 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and upon the recordation of such Second Lien Patent Security Agreement, Second Lien Trademark Security Agreement and/or Second Lien Copyright Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, the security interest of the Collateral Trustee in all Collateral consisting of United States registered and applied-for Patents, Trademarks and Copyrights that may be perfected by the filing of a security agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, shall constitute a perfected Second Priority security interest in respect of all Collateral consisting of such United Stated registered and applied-for Patents, Trademarks and Copyrights; and

(c) no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required (other than (x) such as have been obtained and are in full force and effect, (y) those in the process of being obtained through the commercially reasonable efforts of the applicable Grantor to the extent required by the DIP Credit Agreement or (z) those that the applicable Grantor has not been able to obtain despite the use of commercially reasonable efforts to the extent required by the DIP Credit Agreement) for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Trustee hereunder or (ii) the exercise by the Collateral Trustee of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (a) above and recordations contemplated by clause (b) above, (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities or, with respect to Investment Related Property of a foreign issuer, as may be required by applicable foreign Laws, (C) with respect to subclause (ii) of this clause (c), as may be required by the Federal Power Act, any similar Law or other Law applicable in connection with any transfer of direct or indirect ownership or control of a Renewable Energy System (as defined in the DIP Credit Agreement) and (D) with respect to subclause (ii) of this clause (c), as may be required by the Intercreditor Agreement, the Final Financing Order or the Collateral Trust Agreement.

5.5 Goods & Receivables. On the date hereof (or, with respect to any Additional Grantor, the date of such Grantor’s Pledge Supplement):

(a) To the applicable Grantor’s knowledge, each Receivable with a value in excess of $100,000 (i) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be enforceable in accordance with its terms, except to the extent, in the case of subclause (i) and (ii), that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law), (iii) is not and will not be subject to any credits, rights of recoupment, setoffs or defenses (except with respect to refunds, returns and allowances in the ordinary course of business) and (iv) is and will be in compliance, in all material respects, with all applicable laws, whether federal, state, local or foreign;

(b) no Goods now or hereafter produced by any Grantor and included in the Collateral have been or will be produced in violation, in any material respect, of the Fair Labor Standards Act, as amended, or the rules and regulations promulgated thereunder, to the extent applicable to the production of such Goods; and

(c) other than any Inventory or Equipment in transit, all material amounts of the Equipment and Inventory included in the Collateral are located at the locations specified in Schedule 5.5 (as such schedule may be amended or supplemented by the Grantors from time to time).

5.6 Pledged Equity Interests. On the date hereof (or, with respect to any Additional Grantor, the date of such Grantor’s Pledge Supplement):

(a) Such Grantor is the record and beneficial owner of the Pledged Equity Interests free of all Liens (other than Permitted Liens), rights or claims of other Persons and, with respect to any Pledged Equity Interests of any wholly-owned Subsidiary, there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Pledged Equity Interests;

(b) subject to the exceptions set forth in Section 5.4(c), no consent of any Person, including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary, is necessary to the creation, perfection or Second Priority Lien status of the security interest of the Collateral Trustee in any Pledged Equity Interests or the exercise by the Collateral Trustee of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of any Pledged Equity Interests (other than such as have been obtained and are in full force and effect and other than as contemplated by the Intercreditor Agreement or the Final Financing Order); and

(c) except as set forth on Schedule 5.2 (as such schedule may be amended or supplemented by the Grantors from time to time), all of the Pledged LLC Interests and Pledged Partnership Interests are certificated.

5.7 Intellectual Property. On the date hereof (or, with respect to any Additional Grantor, the date of such Grantor’s Pledge Supplement):

(a) Other than as disclosed on Schedule 5.2(II) (as such schedule may be amended or supplemented by the Grantors from time to time), such Grantor is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Schedule 5.2(II) (as such schedule may be amended or supplemented by the Grantors from time to time), and owns, free and clear of all Liens, except for Permitted Liens, or, to such Grantor’s knowledge, has the valid right to use and, where such Grantor does so, sublicense others to use, all other Material Intellectual Property reasonably necessary to conduct its business as currently conducted;

(b) all Material Intellectual Property owned by such Grantor is subsisting and has not been adjudged invalid or unenforceable, in whole or in any material part, nor, in the case of Patents, is any of the Material Intellectual Property owned by such Grantor the subject of a reexamination proceeding, and such Grantor has performed all material acts and has paid all material renewal, maintenance, and other fees and taxes required to maintain in full force and effect each registration and application of Copyrights, Patents and Trademarks of such Grantor that constitute Material Intellectual Property;

(c) to such Grantor’s knowledge, other than as disclosed on Schedule 5.2(II) (as such schedule may be amended or supplemented by the Grantors from time to time), no adverse final holding, decision, ruling, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity, enforceability, or scope of, or such Grantor’s right to register, own or use, any Material Intellectual Property of such Grantor, and no such action or proceeding is pending or, to such Grantor’s knowledge, threatened (other than routine office actions in the ordinary course of prosecution);

(d) all registrations, issuances and applications for Copyrights, Patents and Trademarks owned by such Grantor and that constitute Material Intellectual Property are standing in the name of such Grantor, except (i) as disclosed in Schedule 5.2(II) (as such schedule may be amended or supplemented by the Grantors from time to time), (ii) any Copyrights, Patents and Trademarks owned by a Grantor for which, pursuant to Section 4.5(c), applicable action under Section 4.3 is not yet required or (iii) under any Borrower/SSL TopCo Agreement or Borrower/YieldCo Agreement or Borrower/YieldCo II Agreement

(e) such Grantor has not made a previous assignment, sale, transfer, exclusive license or similar arrangement constituting a present or future assignment, sale, transfer, exclusive license or similar arrangement of any Material Intellectual Property to a Person that is not a Grantor that has not been terminated or released, except (i) as would constitute a Permitted Lien, (ii) as otherwise permitted pursuant to the Pari Passu Lien Documents or (iii) as contemplated by the Intercreditor Agreement or Collateral Trust Agreement;

(f) such Grantor has taken commercially reasonable steps to protect the confidentiality of its Trade Secrets that constitute Material Intellectual Property;

(g) with respect to all Trademarks owned by a Grantor that constitute Material Intellectual Property, such Grantor uses commercially reasonable efforts to control the nature and quality of products sold and services rendered under such Trademarks and has taken commercially reasonable actions to require that its licensees of such Trademarks comply with such Grantor’s standards of quality;

(h) except as to matters that would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the conduct of such Grantor’s business does not, to such Grantor’s knowledge, materially infringe, misappropriate, dilute or otherwise violate any Intellectual Property right of any other Person; and (ii) no written claim against such Grantor is pending or, to such Grantor’s knowledge, threatened in writing that the use of any Material Intellectual Property owned or used by such Grantor infringes, misappropriates, dilutes or otherwise violates in any material respect the asserted Intellectual Property rights of any other Person;

(i) except as to matters that would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to such Grantor’s knowledge, no Person is infringing, misappropriating, diluting or otherwise violating, in any material respect, any rights in any Material Intellectual Property owned, licensed or used by such Grantor, or any of its respective licensees; and

(j) no settlement or consents, covenants not to sue, co-existence agreements, non-assertion assurances, or releases have been entered into by such Grantor or bind such Grantor in a manner that would be reasonably likely to materially adversely affect such Grantor’s rights to own or use any Material Intellectual Property.

5.8 Delivery of Pledged Equity. The Borrower has delivered, or has caused the applicable Grantor to deliver, to the DIP Agent or First Lien Agent all share certificates representing Pledged Equity Interests required to be delivered pursuant to the terms of this

Agreement, accompanied by undated stock powers executed in blank, in each case, reflecting the proper name of the pledgor or issuer and including share certificates representing the appropriate percentage of Pledged Equity Interests in First Tier Foreign Subsidiaries, all in form satisfactory to the DIP Agent.

5.9 Miscellaneous. On the date hereof, no Intellectual Property License, supply or transition agreement that constitutes Collateral and is a Borrower/SSL TopCo Agreement or Borrower/YieldCo Agreement or Borrower/YieldCo II Agreement (as such terms are defined in the DIP Credit Agreement) effectively prohibits assignment or requires consent of or notice to any Person in connection with the assignment to the Collateral Trustee hereunder, except such as has been given or made.

The representations and warranties set forth in this Agreement as they relate to pledges of or the grant of Liens on any Equity Interests in any foreign issuer or the assets of any Foreign Subsidiaries to secure the Secured Obligations are subject to the effect of foreign Laws, rules and regulations.

SECTION 6.	COVENANTS AND AGREEMENTS.

Each Grantor hereby covenants and agrees that, until the Termination Date:

6.1 Grantor Information & Status. Without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Credit Agreement, Indenture, or any Other Pari Passu Lien Debt Document, it shall not change such Grantor’s name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), the location of its sole place of business (or principal residence if such Grantor is a natural person) or chief executive office, or its type of organization or jurisdiction of organization, unless it shall have (a) notified the Collateral Trustee and the Required Lenders in writing at least ten (10) Business Days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Trustee may reasonably request and (b) taken all actions reasonably necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Trustee’s security interest in the Collateral granted or intended to be granted and agreed to hereby, which in the case of any merger or other change in corporate structure shall include executing and delivering to the Collateral Trustee a completed Pledge Supplement together with all supplements to the Schedules thereto, upon completion of such merger or other change in corporate structure confirming the grant of the security interest hereunder.

6.2 Collateral Identification; Special Collateral.

(a) In the event that such Grantor hereafter acquires any Collateral of a type described in Section 5.2(b), it shall promptly notify the Collateral Trustee thereof in writing and, subject to the terms of Section 3.3, take such actions and execute such documents and make such filings, all at Grantor’s expense, as are necessary or that the Collateral Trustee may reasonably request in order to ensure that the Collateral Trustee has a valid, perfected, Second Priority security interest in such Collateral. Notwithstanding the foregoing, no Grantor shall be required to notify the Collateral Trustee or take any such action unless such Collateral is of a material value or is material to such Grantor’s business.

(b) In the event that such Grantor hereafter acquires or has any Commercial Tort Claim in excess of $500,000 individually or $2,000,000 in the aggregate for all Commercial Tort Claims of such Grantor, it shall promptly notify the Collateral Trustee thereof in writing and deliver a completed Pledge Supplement together with all supplements to Schedules thereto, identifying such new Commercial Tort Claims.

6.3 Ownership of Collateral and Absence of Other Liens.

(a) Except for the security interest created by this Agreement, no Grantor shall create or suffer to exist any Lien upon or with respect to any of the Collateral, other than Permitted Liens, and each Grantor shall defend the Collateral against all Persons at any time claiming any interest therein (other than any Person having a claim under a Permitted Lien on any Collateral).

(b) Such Grantor shall not sell, transfer or assign (by operation of law or otherwise) or exclusively license to another Person any Collateral except as otherwise permitted by the Credit Agreement, the Indenture, any Other Pari Passu Lien Debt Document, the Collateral Trust Agreement and the Intercreditor Agreement.

6.4 Status of Security Interest.

(a) Subject to time periods in Section 4.5 and subject to subsection (b) of this Section 6.4, each Grantor shall maintain the security interest of the Collateral Trustee hereunder in all Collateral as valid, perfected, Second Priority Lien.

(b) Notwithstanding the foregoing, except as and to the extent specified in Section 4 hereof, no Grantor shall be required to take any action to perfect any Collateral that can only be perfected by (i) Control, (ii) foreign filings with respect to Intellectual Property to the extent the cost of obtaining such perfection exceeds the practical benefit to the Secured Parties afforded thereby (as reasonably determined by the DIP Agent or First Lien Agent, and after the Discharge of the Senior Obligations, the Collateral Trustee), or (iii) filings with registrars of motor vehicles or similar governmental authorities with respect to Goods covered by a certificate of title.

6.5 Goods & Receivables.

(a) Except in connection with (i) a Disposition permitted by (x) the Credit Agreement and the Indenture, (y) the Collateral Trust Agreement, or (z) the Final Financing Order or (ii) delivery to a direct beneficiary of a Permitted Lien, such Grantor shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor, the Collateral Trustee;

(b) Subject to the terms of Section 3.3, if any Equipment or Inventory having a value in excess of $250,000 individually or $1,000,000 in the aggregate for all Equipment and

Inventory of such Grantor (other than any Equipment or Inventory in transit) is in possession or control of any warehouseman, bailee or other third party (other than a Consignee under a Consignment for which such Grantor is the Consignor), each applicable Grantor shall notify such third party (with a copy to the Collateral Trustee) of the Collateral Trustee’s security interest hereunder and using commercially reasonable efforts to obtain acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Collateral Trustee and will permit the Collateral Trustee to have access to such Equipment or Inventory for purposes of inspection or, following an Enforcement Event, to remove same from such premises if the Collateral Trustee so elects. With respect to any Goods having a value in excess of $250,000 individually or $1,000,000 in the aggregate for all Goods of such Grantor and which is subject to a Consignment for which such Grantor is the Consignor, Grantor shall file appropriate financing statements against the Consignee and take such other action as may be necessary to ensure that each of the Grantor and the Collateral Trustee has a perfected security interest in such Goods;

(c) Such Grantor shall keep and maintain at its own cost and expense satisfactory and complete records in all material respects of the Receivables, including the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith;

(d) Other than in the ordinary course of business, (i) such Grantor shall not amend, modify, terminate or waive any provision of any Receivable in any manner which would reasonably be expected to have a material adverse effect on the value of such Receivable, and (ii) following and during the continuation of an Enforcement Event, such Grantor shall not (A) grant any extension or renewal of the time of payment of any Receivable, (B) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (C) release, wholly or partially, any Person liable for the payment thereof, or (D) allow any credit or discount thereon; and

(e) At any time following the occurrence and during the continuation of an Enforcement Event, subject to the terms of Section 3.3,

(i) the Collateral Trustee may (but shall not be obligated to): (x) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Trustee; (y) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Trustee; and (z) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(ii) if the Collateral Trustee notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within five (5)

Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Trustee if required, in the Collateral Account maintained under the sole dominion and control of the Collateral Trustee, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Trustee hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.

6.6 Pledged Equity Interests, Investment Related Property. Subject to the terms of Section 3.3:

(a) Except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Pledged Equity Interest or other Investment Related Property, upon the merger, consolidation, liquidation or dissolution of any issuer of Pledged Equity Interest or other Investment Related Property, then (i) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (ii) such Grantor shall promptly take all steps, if any, reasonably necessary or advisable to ensure the validity, perfection, priority and, if applicable, Control of the Collateral Trustee over such Investment Related Property (including delivery thereof to the Collateral Trustee) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Trustee and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Enforcement Event shall have occurred and be continuing, the Collateral Trustee authorizes each Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all scheduled payments of interest.

(b) Voting.

(i) So long as no Enforcement Event shall have occurred and be continuing, except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein, the Credit Agreement, the Indenture, or any Other Pari Passu Lien Debt Document, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement, the Indenture, or any Other Pari Passu Lien Debt Document; provided that no Grantor shall exercise or refrain from exercising any such right if the Collateral Trustee shall have notified such Grantor that such action would have a material adverse effect on the value of the Investment Related Property or any part thereof; and (ii) upon the occurrence and during the continuation of an Enforcement Event:

(1) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Trustee who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(2) in order to permit the Collateral Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (I) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Trustee all proxies, dividend payment orders and other instruments as are necessary or that the Collateral Trustee may from time to time reasonably request and (II) each Grantor acknowledges that the Collateral Trustee may utilize the power of attorney set forth in Section 8.1.

(c) Except as permitted by the Credit Agreement, the Indenture, and any Other Pari Passu Lien Debt Document, without the prior written consent of the Collateral Trustee, such Grantor shall not vote to enable or take any other action to: (i) [reserved], (ii) permit any issuer of any Pledged Equity Interest that is a Grantor to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer (provided that the foregoing shall not preclude equity investments in subsidiaries expressly permitted pursuant to the terms of the Credit Agreement, the Indenture and any Other Pari Passu Lien Debt Document), (iii) permit any issuer of any Pledged Equity Interest to dispose of all or substantially all of their assets, (iv) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt, or (v) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (c), such Grantor shall promptly notify the Collateral Trustee in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the DIP Agent’s, First Lien Agent’s and Collateral Trustee’s “control” thereof; and

(d) Except as permitted by the Credit Agreement, the Indenture and any Other Pari Passu Lien Debt Document, without the prior written consent of the Collateral Trustee, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor; provided that if the surviving or resulting Grantors upon any such merger or consolidation involving an issuer which is a Controlled Foreign Corporation, then such Grantor shall only be required to pledge equity interests in accordance with Section 2.2 and (iii) Grantor promptly complies with the delivery and control requirements of Section 4 hereof.

6.7 Intellectual Property.

(a) Other than to the extent permitted by the Credit Agreement, the Indenture, and any Other Pari Passu Lien Debt Document, such Grantor shall not, without advance approval from Collateral Trustee, do any act or omit to do any act whereby any of the Material Intellectual Property shall lapse, or become abandoned, canceled, dedicated to the public, forfeited, unenforceable or otherwise impaired, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(b) Except in the exercise of such Grantor’s reasonable business judgment, such Grantor shall not, with respect to any Trademarks that constitute Material Intellectual Property, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and such Grantor shall take commercially reasonable steps to require that licensees of such Trademarks use such consistent standards of quality;

(c) Such Grantor shall promptly notify the Collateral Trustee if any item of Material Intellectual Property: (i) has been abandoned or dedicated to the public or placed in the public domain, (ii) has been declared invalid or unenforceable, (iii) has become the subject of a final, non-appealable adverse determination regarding such Grantor’s ownership, registration or use or the validity or enforceability of such item of Material Intellectual Property (including any final, non-appealable adverse determination with respect to, any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court) or (iv) has become the subject of any reversion or termination of rights; provided that, prior to the Discharge of the DIP Facilities Obligations, such Grantor shall only be required to use commercially reasonable efforts to provide such notification;

(d) Such Grantor shall take commercially reasonable steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration or issuance of each Trademark, Patent, and Copyright owned by any Grantor and that constitutes Material Intellectual Property;

(e) In the event that any Material Intellectual Property owned by any Grantor is infringed, misappropriated, diluted or otherwise violated by a third party, such Grantor shall, where appropriate under the circumstances, promptly take commercially reasonable actions to stop such infringement, misappropriation, dilution or other violation and protect its rights in such Material Intellectual Property including the initiation of a suit for injunctive relief and to recover damages;

(f) Such Grantor shall use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that would reasonably be expected to materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property acquired under such contracts and included in the Material Intellectual Property;

(g) Such Grantor shall take commercially reasonable steps to protect the confidentiality of all Trade Secrets that constitute Material Intellectual Property;

(h) Such Grantor shall use proper statutory notice in connection with its use of any of the Material Intellectual Property, where legally required to do so; and

(i) Such Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Material Intellectual Property or any portion thereof. In connection with such collections, such Grantor may take, and, if an Enforcement Event shall have occurred and be continuing, subject to the terms of Section 3.3, at the Collateral Trustee’s reasonable direction, shall take, such action as such Grantor may deem reasonably necessary or advisable, or as the Collateral Trustee may reasonably request, to enforce collection of such amounts. Notwithstanding the foregoing, subject to the terms of Section 3.3, the Collateral Trustee shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

SECTION 7.	ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.

7.1 [Reserved].

7.2 Further Assurances. Subject to the terms of Section 3.3:

(a) Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary, or that the Collateral Trustee may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i) file such financing or continuation statements, or amendments thereto, record security interests in Intellectual Property and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices as may be reasonably necessary or as the Collateral Trustee may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;

(ii) take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in any Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or issued or in which an application for registration or issuance is pending, including the United States Patent and Trademark Office or the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing as applicable; provided that foreign filings with respect to Intellectual Property shall be required only upon the request of the Collateral Trustee and solely to the extent the practical benefit to the Lenders afforded by such perfection exceeds the cost of obtaining same;

(iii) with reasonable notice and request by the Collateral Trustee, allow inspection of the Collateral by the Collateral Trustee, or persons designated by the Collateral Trustee;

(iv) at the Collateral Trustee’s reasonable request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Trustee’s security interest in all or any part of the Collateral; and

(v) furnish the Collateral Trustee with information regarding the Collateral, including the location thereof as the Collateral Trustee may reasonably request from time to time.

(b) Each Grantor hereby authorizes the Collateral Trustee to file a Record or Records, including financing or continuation statements, Intellectual Property Security Agreements and amendments and supplements to any of the foregoing, in any jurisdictions and with any filing offices as the Collateral Trustee may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Trustee herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Trustee may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Trustee herein, including describing such property as “all assets, whether now owned or hereafter acquired, developed or created” or words of similar effect. Each Grantor shall furnish to the Collateral Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Trustee may reasonably request, all in reasonable detail. The Grantors shall pay the costs of, or incidental to, any recording or filing of any such financing or continuation statement, amendment or other document or otherwise arising out of or in connection with the execution and delivery of this Agreement. Notwithstanding the foregoing grant of authority to the Collateral Trustee, each Grantor shall have primary responsibility for making any filings necessary to perfect or maintain the perfection of the security interest granted hereunder.

(c) Each Grantor hereby authorizes the Collateral Trustee to modify this Agreement after obtaining such Grantor’s approval of or signature to such modification by amending Schedule 5.2 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

7.3 Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Pledge Supplement. Upon delivery of any such Pledge Supplement to the Collateral Trustee, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Trustee not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder. This Agreement shall, with respect to any Additional Grantor, be subject to any limitations set forth in the Pledge Supplement pursuant to which such Additional Grantor becomes party to this Agreement.

SECTION 8.	COLLATERAL TRUSTEE APPOINTED ATTORNEY-IN-FACT.

8.1 Power of Attorney. Effective upon the occurrence and during the continuance of an Enforcement Event, each Grantor hereby irrevocably appoints the Collateral Trustee (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Trustee or otherwise, from time to time in the Collateral Trustee’s discretion, subject to the terms of Section 3.3, to take any action and to execute any instrument that the Collateral Trustee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including the following:

(a) to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Trustee pursuant to the Collateral Trust Agreement;

(b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due or to become due under or in respect of any of the Collateral;

(c) to receive, endorse and collect any drafts or other instruments, documents and Chattel Paper in connection with clause (b) above;

(d) to file any claims or take any action or institute any proceedings that the Collateral Trustee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Trustee with respect to any of the Collateral;

(e) to prepare and file any UCC financing statements against such Grantor as debtor;

(f) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in any Intellectual Property included in the Collateral in the name of such Grantor as debtor;

(g) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Trustee in its sole discretion, any such payments made by the Collateral Trustee to become obligations of such Grantor to the Collateral Trustee, due and payable immediately without demand; and

(h) generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Trustee were the absolute owner thereof for all purposes, and to do, at the Collateral Trustee’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Trustee deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Trustee’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

8.2 No Duty on the Part of Collateral Trustee or Secured Parties. The powers conferred on the Collateral Trustee hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Trustee or any other Secured Party to exercise any such powers. The Collateral Trustee and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

8.3 Appointment Pursuant to Collateral Trust Agreement. The Collateral Trustee has been appointed as collateral trustee pursuant to the Collateral Trust Agreement. The rights, duties, privileges, direction, immunities and indemnities of the Collateral Trustee hereunder are subject to the provisions of the Collateral Trust Agreement.

SECTION 9.	REMEDIES.

9.1 Generally. Subject to the terms of Section 3.3:

(a) If an Enforcement Event shall have occurred and be continuing, the Collateral Trustee may (but shall not be obligated to) exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of a secured creditor on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Trustee forthwith, assemble all or part of the Collateral as directed by the Collateral Trustee and make it available to the Collateral Trustee at a place to be designated by the Collateral Trustee that is reasonably convenient to both parties;

(ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Trustee deems appropriate; and

(iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Trustee’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Trustee may deem commercially reasonable.

(b) The Collateral Trustee or any other Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Trustee, as collateral trustee for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Trustee at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) Business Days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Trustee to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Trustee accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the reasonable fees of any attorneys employed by the Collateral Trustee to collect such deficiency.

(c) Each Grantor further agrees that a breach by any Grantor of any of the covenants contained in this Section 9.1 will cause irreparable injury to the Collateral Trustee, that the Collateral Trustee has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.1 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way limit the rights of the Collateral Trustee hereunder.

(d) The Collateral Trustee may sell the Collateral without giving any warranties as to the Collateral. The Collateral Trustee may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(e) The Collateral Trustee shall have no obligation to marshal any of the Collateral.

9.2 Application of Proceeds. Subject to the terms of the Intercreditor Agreement and the Collateral Trust Agreement, except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Trustee in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral shall be applied by the Collateral Trustee in accordance with the Collateral Trust Agreement.

9.3 Sales on Credit. Subject to the terms of the Intercreditor Agreement and the Collateral Trust Agreement, if Collateral Trustee sells any of the Collateral upon credit, the relevant Grantor will be credited only with payments actually made by the purchaser and received by the Collateral Trustee in respect of such Collateral. In the event the purchaser fails to pay for the Collateral, Collateral Trustee may resell the Collateral and Grantor shall be credited with proceeds of such sale.

9.4 Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Trustee may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Trustee determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Trustee all such information as the Collateral Trustee may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related

Property which may be sold by the Collateral Trustee in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

9.5 Grant of Intellectual Property License. Solely for the purpose of enabling the Collateral Trustee, following the occurrence and during the continuance of an Enforcement Event, to exercise rights and remedies under this Section 9 at such time as the Collateral Trustee shall be lawfully entitled to exercise such rights and remedies, and solely to the extent and at such time as the Collateral Trustee shall be entitled to exercise such rights pursuant to the Intercreditor Agreement and the Collateral Trust Agreement, and for no other purpose, each Grantor hereby grants to the Collateral Trustee, to the extent permitted by applicable law, an irrevocable (during the term of this Agreement), nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any of the Intellectual Property included in the Collateral now owned or hereafter acquired, developed or created by such Grantor, wherever the same may be located; provided that (i) such license shall be subject to the rights of any licensee (other than any Grantor) under any Intellectual Property License granted prior to such Enforcement Event, (ii) in the case of Trademarks, such license shall be subject to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, and (iii) to the extent the foregoing license is a sublicense of such Grantor’s rights as licensee under any Intellectual Property License, the license to the Collateral Trustee shall be in accordance with any limitations in such Intellectual Property License, including prohibitions on further sublicensing. Subject to the foregoing provisos, such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

9.6 Intellectual Property.

(a) Subject to the terms of the Intercreditor Agreement and the Collateral Trust Agreement, anything contained herein to the contrary notwithstanding (other than Section 3.3), in addition to the other rights and remedies provided herein, upon the occurrence and during the continuation of an Enforcement Event:

(i) the Collateral Trustee shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Trustee or otherwise, in the Collateral Trustee’s sole discretion, to enforce any Intellectual Property rights of such Grantor included in the Collateral, in which event such Grantor shall, at the request of the Collateral Trustee, do any and all reasonable and lawful acts and execute any and all documents reasonably required by the Collateral Trustee in aid of such enforcement, and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Trustee as provided in Section 12 in connection with the exercise of its rights under this Section 9.6, and, to the extent that the Collateral Trustee shall elect not to bring suit to enforce any Intellectual Property rights included in the Collateral as provided in this Section 9.6, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement, misappropriation, dilution or other violation of any of such Grantor’s rights in the Intellectual Property included in the Collateral by others;

(ii) upon written demand from the Collateral Trustee, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Trustee or such Collateral Trustee’s designee all of such Grantor’s right, title and interest in and to any Intellectual Property included in the Collateral and shall execute and deliver to the Collateral Trustee such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Trustee (or any other Secured Party) receives Cash Proceeds in respect of the sale of, or other realization upon, any such Intellectual Property included in the Collateral;

(iv) within five (5) Business Days after written notice from the Collateral Trustee, each Grantor shall make reasonably available to the Collateral Trustee, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ as of the date of such Enforcement Event as the Collateral Trustee may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with any Trademarks, such persons to be reasonably available to perform their prior functions on the Collateral Trustee’s behalf and to be compensated by the Collateral Trustee at such Grantor’s expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Enforcement Event; and

(v) the Collateral Trustee shall have the right (but not the obligation) to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of any Intellectual Property of such Grantor included in the Collateral, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Trustee, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.

(b) If (i) an Enforcement Event shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Enforcement Event shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Trustee of any rights, title and interests in and to any Intellectual Property of such Grantor shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Trustee shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be reasonably requested by such Grantor to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Trustee as aforesaid, subject to any disposition thereof that may have been made by the Collateral Trustee; provided, after giving effect to such reassignment, the Collateral Trustee’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Trustee granted hereunder, shall continue to be in full force and effect; and provided, further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Trustee and the Secured Parties.

9.7 Cash Proceeds; Deposit Accounts.

(a) Subject to the terms of the Intercreditor Agreement and the Collateral Trust Agreement, if an Enforcement Event shall have occurred and be continuing, in addition to the rights of the Collateral Trustee specified in Section 6.5 with respect to payments of Receivables, upon request of the Collateral Trustee, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Collateral Trustee, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Trustee in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Trustee, if required) and held by the Collateral Trustee. Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon. Any Cash Proceeds received by the Collateral Trustee (whether from a Grantor or otherwise) may, in the sole discretion of the Collateral Trustee, but subject to the terms of the Collateral Trust Agreement, (A) be held by the Collateral Trustee for the benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Trustee against the Secured Obligations then due and owing.

(b) Subject to the terms of the Intercreditor Agreement and the Collateral Trust Agreement, if an Enforcement Event shall have occurred and be continuing, the Collateral Trustee may apply the balance from any Deposit Account or instruct the bank at which any such Deposit Account is maintained to pay the balance of any such Deposit Account to or for the benefit of the Collateral Trustee.

SECTION 10.	COLLATERAL TRUSTEE.

The Collateral Trustee has been appointed to act as collateral trustee hereunder by the Administrative Agent and the Trustee and, by their acceptance of the benefits hereof, the other Secured Parties appoint Wilmington Trust, National Association to act as Collateral Trustee hereunder. The Collateral Trustee shall be obligated, and, subject to the terms of the Intercreditor Agreement and the Collateral Trust Agreement, shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement, the Credit Agreement, and the Indenture. In furtherance of the foregoing provisions of this Section 10, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Trustee for the benefit of Secured Parties in accordance with the terms of this Agreement and the Collateral Trust Agreement. The provisions of the Collateral Trust Agreement and the Credit Agreement relating to the Collateral Trustee, including the provisions relating to resignation or removal of the Collateral Trustee and the direction, rights, privileges, powers and duties and immunities of the Collateral Trustee, are incorporated herein by this reference and shall survive any termination of the Credit Agreement. Nothing in this Agreement shall be interpreted as giving the Collateral Trustee responsibility for or any duty concerning the validity, perfection, priority or enforceability of the Liens granted hereunder or giving the Collateral Trustee any obligation to take any action to procure or maintain such validity, perfection, priority or enforceability, including, without limitation, any duty to file any financing statements, amendments, continuation statements or other documents to perfect or maintain the perfection of the security interest granted hereunder. Wilmington Trust, National Association is entering into this Agreement solely in its capacity as Collateral Trustee under the Collateral Trust Agreement and not in its individual or corporate capacity.

SECTION 11.	CONTINUING SECURITY INTEREST; TRANSFER OF LOANS AND NOTES; RELEASE.

(a) This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect at all times (regardless of whether or not the DIP Credit Agreement is still in effect at such time) until the Secured Obligations have been Paid in Full, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Trustee hereunder, to the benefit of the Collateral Trustee and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Without limiting the generality of the foregoing, but subject to the terms of the Indenture, any holder of the Notes (as defined in the Collateral Trust Agreement) may assign or otherwise transfer any Notes held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Holders herein or otherwise.

(b) This Agreement shall automatically terminate with respect to each Grantor on the Termination Date.

(c) Upon a Grantor becoming a Non-Recourse Subsidiary in a transaction described in Section 6.13 of the Credit Agreement, the security interests granted by such Grantor hereby shall automatically terminate hereunder and of record.

(d) If approved, authorized or ratified in writing by an Act of Required Pari Passu Lien Secured Parties (as defined in the Collateral Trust Agreement), or if approved by the Administrative Agent in connection with the sale of property subject to a Lien hereunder as part of or in connection with any Disposition permitted under the Credit Agreement, the applicable security interest granted hereby in such assets in respect of which a lien release was so approved, authorized or ratified shall automatically terminate hereunder and of record.

(e) Upon any release or termination described in this Section 11, the Collateral Trustee shall, at the Grantors’ expense, execute and deliver to the Grantors or otherwise authorize the filing of such documents as the Grantors shall reasonably request, in form reasonably satisfactory to the Collateral Trustee, including financing statement amendments to evidence such release or termination.

(f) Upon any disposition of property permitted by the Credit Agreement and the Indenture, the Liens granted herein shall be deemed to be automatically released with no further action on the part of any Person. The Collateral Trustee shall, at the applicable Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as such Grantor shall reasonably request, in form reasonably satisfactory to the Collateral Trustee, including financing statement amendments to evidence such release.

(g) All other releases of Collateral shall be made in accordance with the terms of the Intercreditor Agreement and the Collateral Trust Agreement or otherwise in accordance with Section 3.3.

(h) Notwithstanding anything herein to the contrary, but subject to Section 3.3, no provision of this Agreement shall permit the release of any Lien on the Equity Interests of YieldCo, YieldCo Intermediate, YieldCo II, or YieldCo II Intermediate, in each case unless expressly permitted under the terms of the Loan Documents and not in violation of the Note Documents.

SECTION 12.	STANDARD OF CARE; COLLATERAL TRUSTEE MAY PERFORM.

The powers conferred on the Collateral Trustee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Trustee, in its individual capacity, accords its own property. Neither the Collateral Trustee nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall any such Person be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Trustee may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Trustee incurred in connection therewith shall be payable by each Grantor under Section 7.9 of the Collateral Trust Agreement.

SECTION 13.	MISCELLANEOUS.

(a) Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 7.6 of the Collateral Trust Agreement; provided that the address for notices to the Grantors shall be as set forth on Schedule 5.1 hereto.

(b) No failure or delay on the part of the Collateral Trustee in the exercise of any power, right or privilege hereunder or under any Specified Security Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Specified Security Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(c) In case any provision in or obligation under this Agreement shall be held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Enforcement Event if such action is taken or condition exists.

(d) This Agreement shall be binding upon and inure to the benefit of the Collateral Trustee and the Grantors and their respective permitted successors and assigns. No Grantor shall, without the prior written consent of the Collateral Trustee given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement, together with the Final Financing Order, embodies the entire agreement and understanding between the Grantors and the Collateral Trustee with respect to the subject matter hereof and supersedes all prior agreements and understandings between such parties relating to the subject matter hereof. Accordingly, the Pari Passu Lien Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

(e) Subject to the approval of the Bankruptcy Court (to the extent required pursuant to the Final Financing Order), no amendment, modification or waiver of any provision hereof, and no consent to any departure by any Grantor therefrom shall be effective (i) unless the same shall be made in accordance with the terms of the Credit Agreement, the Indenture and any Other Pari Passu Lien Debt Document and (ii) in writing signed by the Collateral Trustee (acting at the direction of the holders of Pari Passu Lien Obligations in accordance with the Collateral Trust Agreement) and the applicable Grantor(s); provided that, prior to the date on which the Discharge of the DIP Facilities Obligations shall have occurred and notwithstanding anything to the contrary in this Agreement, pursuant to Section 6.27 of the DIP Credit Agreement and Article 15 of the Indenture, the terms or provisions of this Agreement or any other Specified Security Document executed or delivered from time to time pursuant hereto may be waived, amended, supplemented or otherwise modified, or a consent may be given hereunder, pursuant to a written agreement among the Collateral Trustee and the applicable Grantor(s) party hereto, and without the consent or direction of any other Secured Party, on such terms reasonably satisfactory to the Collateral Trustee (it being understood and agreed that terms, provisions, limitations, conditions and exceptions that are no less favorable to the Secured Parties than to the Lenders (as defined in the DIP Credit Agreement) (other than differences in terms, provisions, limitations, conditions and exceptions that reflect the difference in ranking and priority between the Secured Obligations and the obligations under the DIP Credit Agreement) will be deemed to be reasonably satisfactory to the Collateral Trustee).

(f) This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

(g) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST) AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

(h) THE PROVISIONS OF THE COLLATERAL TRUST AGREEMENT UNDER THE HEADINGS “GOVERNING LAW; JURISDICTION; ETC.” AND “WAIVER OF JURY TRIAL” ARE INCORPORATED HEREIN BY THIS REFERENCE AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE CREDIT AGREEMENT.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Grantor and the Collateral Trustee have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GRANTORS:

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, solely in its capacity as Collateral Trustee

By:
Name:
Title:

EXHIBIT A

TO PLEDGE AND SECURITY AGREEMENT (SECOND LIEN OBLIGATIONS)

PLEDGE SUPPLEMENT (SECOND LIEN OBLIGATIONS)

This PLEDGE SUPPLEMENT (SECOND LIEN OBLIGATIONS), dated [mm/dd/yy] (this “Pledge Supplement”), is delivered by [NAME OF GRANTOR] a [NAME OF STATE OF INCORPORATION] [corporation] (the “Grantor”) pursuant to the Pledge and Security Agreement (Second Lien Obligations), dated as of August 10, 2016 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among the Subsidiaries of SunEdison, Inc., a Delaware corporation, that are party thereto as grantors and Wilmington Trust, National Association, solely in its capacity as the Collateral Trustee. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby confirms the grant to the Collateral Trustee set forth in the Security Agreement of, and does hereby grant to the Collateral Trustee, a security interest in all of Grantor’s right, title and interest in, to and under all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information with respect to Grantor required to be provided pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

Notwithstanding anything herein to the contrary, (a) this Pledge Supplement shall be subject in all respects to Section 3.3 of the Security Agreement and (b) subject to Section 3.3 of the Security Agreement, the exercise of any right or remedy by the Collateral Trustee hereunder with respect to the lien and security interest granted to the Collateral Trustee pursuant to this Pledge Supplement is subject to the provisions of the Intercreditor Agreement and the Collateral Trust Agreement. Subject to Section 3.3 of the Security Agreement, (i) in the event of any conflict between the terms of the Intercreditor Agreement and this Pledge Supplement with respect to the exercise of rights and remedies or the priority of the security interests granted to the Collateral Trustee herein, the terms of the Intercreditor Agreement shall govern and control and (ii) in the event of any conflict between the terms of the Collateral Trust Agreement and this Pledge Supplement with respect to the exercise of rights and remedies of the security interests granted to the Collateral Trustee herein, the terms of the Collateral Trust Agreement shall govern and control.

THIS PLEDGE SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST), AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

EXHIBIT A-1

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GRANTOR]

By:
Name:
Title:

EXHIBIT A-2

SUPPLEMENT TO SCHEDULE 2.2

TO PLEDGE AND SECURITY AGREEMENT (SECOND LIEN OBLIGATIONS)

SPECIFIED EXCLUDED PROPERTY

[Insert description of relevant assets, if applicable]

EXHIBIT A-3

SUPPLEMENT TO SCHEDULE 5.1

TO PLEDGE AND SECURITY AGREEMENT (SECOND LIEN OBLIGATIONS)

Additional Information:

GENERAL INFORMATION

(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business	Organization I.D.#

(B)	Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:

Full Legal Name	Trade Name or Fictitious Business Name

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business and Corporate Structure within past five (5) years:

Grantor	Date of Change	Description of Change

EXHIBIT A-4

SUPPLEMENT TO SCHEDULE 5.2

TO PLEDGE AND SECURITY AGREEMENT (SECOND LIEN OBLIGATIONS)

COLLATERAL IDENTIFICATION

I. INVESTMENT RELATED PROPERTY

(A)	Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	Percentage of Outstanding Stock of the Stock Issuer

Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding LLC Interests of the Limited Liability Company

Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated No. (Y/N)	Certificate No. (if any)	Percentage of Outstanding Partnership Interests of the Partnership

Pledged Trust Interests:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Trust Interests of the Trust

EXHIBIT A-5

Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date

Securities Account:

Grantor	Share of Securities Intermediary	Account Number	Account Name

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

Commodity Accounts:

Grantor	Name of Commodity Intermediary	Account Number	Account Name

(B)

Grantor	Date of Acquisition	Description of Acquisition

II. INTELLECTUAL PROPERTY

(A)	Copyrights

Grantor	Jurisdiction	Title of Work	Registration Number (if any)	Registration Date (if any)

(B)	Copyright Licenses with respect to Material Intellectual Property

Grantor	Description of Copyright License	Registration Number (if any) of underlying Copyright	Name of Licensor

(C)	Patents

Grantor	Jurisdiction	Title of Patent	Patent Number/(Application Number)	Issue Date/(Filing Date)

EXHIBIT A-6

(D)	Patent Licenses with respect to Material Intellectual Property

Grantor	Description of Patent License	Patent Number of underlying Patent	Name of Licensor

(E)	Trademarks

Grantor	Jurisdiction	Trademark	Registration Number/(Serial Number)	Registration Date/(Filing Date)

(F)	Trademark Licenses with respect to Material Intellectual Property

Grantor	Description of Trademark License	Registration Number of underlying Trademark	Name of Licensor

(G)	Trade Secret Licenses

III. COMMERCIAL TORT CLAIMS

Grantor	Commercial Tort Claims

IV. LETTER OF CREDIT RIGHTS

Grantor	Description of Letters of Credit

V. WAREHOUSEMAN, BAILEES AND OTHER THIRD PARTIES IN POSSESSION OF COLLATERAL

Grantor	Description of Property	Name and Address of Third Party

EXHIBIT A-7

SUPPLEMENT TO SCHEDULE 5.4

TO PLEDGE AND SECURITY AGREEMENT (SECOND LIEN OBLIGATIONS)

Financing Statements:

Grantor	Filing Jurisdiction(s)

EXHIBIT A-8

SUPPLEMENT TO SCHEDULE 5.5

TO PLEDGE AND SECURITY AGREEMENT (SECOND LIEN OBLIGATIONS)

Additional Information:

Name of Grantor	Location of Equipment and Inventory

EXHIBIT A-9

EXHIBIT B

TO PLEDGE AND SECURITY AGREEMENT (SECOND LIEN OBLIGATIONS)

UNCERTIFICATED SECURITIES CONTROL AGREEMENT

This Uncertificated Securities Control Agreement dated as of [            ], 20[    ] (this “Agreement”) among [                    ] (the “Pledgor”), Wilmington Trust, National Association, solely in its capacity as collateral trustee for the Secured Parties, (the “Collateral Trustee”) and [                    ], a [                    ] [corporation] (the “Issuer”). Capitalized terms used but not defined herein shall have the meaning assigned in the Pledge and Security Agreement (Second Lien Obligations) dated as of August 10, 2016, among the Pledgor, the other Grantors party thereto and the Collateral Trustee (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”). All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1. Registered Ownership of Shares. The Issuer hereby confirms and agrees that as of the date hereof the Pledgor is the registered owner of [                ] shares of the Issuer’s [common] stock (the “Pledged Shares”) and the Issuer shall not change the registered owner of the Pledged Shares without the prior written consent of the Collateral Trustee.

Section 2. Instructions. If at any time the Issuer shall receive instructions originated by the Collateral Trustee relating to the Pledged Shares, the Issuer shall comply with such instructions without further consent by the Pledgor or any other person.

Section 3. Additional Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Collateral Trustee:

(a) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating the Pledged Shares pursuant to which it has agreed to comply with instructions issued by such other person.

(b) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Pledgor or the Collateral Trustee purporting to limit or condition the obligation of the Issuer to comply with instructions as set forth in Section 2 hereof.

(c) Except for the claims and interest of the Collateral Trustee and of the Pledgor in the Pledged Shares, the Issuer does not know of any claim to, or interest in, the Pledged Shares. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Shares, the Issuer will promptly notify in writing the Collateral Trustee and the Pledgor thereof.

(c) This Agreement is the valid and legally binding obligation of the Issuer, subject only to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 4. Choice of Law. This Agreement shall be governed by the laws of the State of New York and, to the extent applicable, the Bankruptcy Code.

EXHIBIT B-1

Section 5. Conflict with Other Agreements. Subject to Section 6, in the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

Section 6. Intercreditor Agreement; Collateral Trust Agreement and Final Financing Order. Notwithstanding anything herein to the contrary, (a) this Agreement shall be subject in all respects to Section 3.3 of the Security Agreement and (b) subject to Section 3.3 of the Security Agreement, the exercise of any right or remedy by the Collateral Trustee hereunder with respect to the lien and security interest granted to the Collateral Trustee pursuant to this Agreement is subject to the provisions of the Intercreditor Agreement and the Collateral Trust Agreement. Subject to Section 3.3 of the Security Agreement, (i) in the event of any conflict between the terms of the Intercreditor Agreement and this Agreement with respect to the exercise of rights and remedies or the priority of the security interests granted to the Collateral Trustee herein, the terms of the Intercreditor Agreement shall govern and control and (ii) in the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement with respect to the exercise of rights and remedies of the security interests granted to the Collateral Trustee herein, the terms of the Collateral Trust Agreement shall govern and control.

Section 7. Voting Rights. Until such time as the Collateral Trustee shall otherwise instruct the Issuer in writing, the Pledgor shall have the right to vote the Pledged Shares.

Section 8. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Trustee may assign its rights hereunder only with the express written consent of the Issuer and by sending written notice of such assignment to the Pledgor.

Section 9. Indemnification of Issuer. (a) The Pledgor and the Collateral Trustee hereby agree that the Issuer is released from any and all liabilities to the Pledgor and the Collateral Trustee arising from the terms of this Agreement and the compliance of the Issuer with the terms hereof, except to the extent that such liabilities arise from the Issuer’s gross negligence, willful misconduct or breach of its obligations hereunder and (b) the Pledgor, its successors and assigns shall at all times indemnify and save harmless the Issuer from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Issuer with the terms hereof, except to the extent that such arises from the Issuer’s gross negligence, willful misconduct or breach of its obligations hereunder, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

Section 10. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

EXHIBIT B-2

Pledgor:	[Name and Address of Pledgor]
Attention: [ ]
Telecopier: [ ]

Collateral Trustee:	Wilmington Trust, National Association
1100 North Market Street
Wilmington, DE 19890
Attention: SunEdison, Inc. Collateral Trust Administrator
Telephone: (302) 636-6432
Telecopier: (302) 636-4145
Email: TMorris@wilmingtontrust.com

Issuer:	[Insert Name and Address of Issuer]
Attention: [ ]
Telecopier: [ ]

Any party may change its address for notices in the manner set forth above.

Section 11. Termination. The obligations of the Issuer to the Collateral Trustee pursuant to this Agreement shall continue in effect until the security interests of the Collateral Trustee in the Pledged Shares have been terminated pursuant to the terms of the Security Agreement and the Collateral Trustee has notified the Issuer of such termination in writing. The Collateral Trustee agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Issuer upon the request of the Pledgor on or after the termination of the Collateral Trustee’s security interest in the Pledged Shares pursuant to the terms of the Security Agreement. The termination of this Agreement shall not terminate the Pledged Shares or alter the obligations of the Issuer to the Pledgor pursuant to any other agreement with respect to the Pledged Shares.

Section 12. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

Section 13. Concerning the Collateral Trustee. Wilmington Trust, National Association is entering into this Agreement solely in its capacity as Collateral Trustee and not in its individual or corporate capacity. The rights, privileges and immunities of the Collateral Trustee pursuant to the Security Agreement and the Collateral Trust Agreement (as defined in the Security Agreement), shall be incorporated as though fully set forth herein.

[NAME OF PLEDGOR],
as Pledgor

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, solely in its capacity as Collateral Trustee

EXHIBIT B-3

By:
Name:
Title:

[NAME OF ISSUER], as Issuer

By:
Name:
Title:

EXHIBIT B-4

Exhibit A

[Letterhead of Collateral Trustee]

[Date]

[Name and Address of Issuer]

Attention: [                    ]

Re: Termination of Control Agreement

You are hereby notified that the Uncertificated Securities Control Agreement between you, [Name of Pledgor] (the “Pledgor”) and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to Pledged Shares (as defined in the Uncertificated Securities Control Agreement) from the Pledgor. This notice terminates any obligations you may have to the undersigned with respect to the Pledged Shares, however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Pledgor pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to the Pledgor.

Very truly yours,
Wilmington Trust, National Association, solely in its capacity as Collateral Trustee

By:
Name:
Title:

EXHIBIT B-5

EXHIBIT C

TO PLEDGE AND SECURITY AGREEMENT (SECOND LIEN OBLIGATIONS)

SECURITIES ACCOUNT CONTROL AGREEMENT

This Securities Account Control Agreement dated as of [            ], 20[    ] (this “Agreement”) among [                    ] (the “Debtor”), Wilmington Trust, National Association, solely in its capacity as collateral trustee for the Secured Parties (together with its successors and assigns, the “Collateral Trustee”) and [                    ], in its capacity as a “securities intermediary” as defined in Section 8-102 of the UCC (in such capacity, the “Securities Intermediary”). Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Pledge and Security Agreement (Second Lien Obligations), dated as of August 10, 2016, among the Debtor, the other Grantors party thereto and the Collateral Trustee (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”). All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1. Establishment of Securities Account. The Securities Intermediary hereby confirms and agrees that:

(a) The Securities Intermediary has established account number [IDENTIFY ACCOUNT NUMBER] in the name “[IDENTIFY EXACT TITLE OF ACCOUNT]” (such account and any successor account, the “Securities Account”) and the Securities Intermediary shall not change the name or account number of the Securities Account without the prior written consent of the Collateral Trustee;

(b) All securities or other property underlying any financial assets credited to the Securities Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Securities Account be registered in the name of the Debtor, payable to the order of the Debtor or specially indorsed to the Debtor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank;

(c) All property delivered to the Securities Intermediary pursuant to the Security Agreement will be promptly credited to the Securities Account; and

(d) The Securities Account is a “securities account” within the meaning of Section 8-501 of the UCC.

Section 2. “Financial Assets” Election. The Securities Intermediary hereby agrees that each item of property (including, without limitation, any investment property, financial asset, security, instrument, general intangible or cash) credited to the Securities Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

Section 3. Control of the Securities Account. If at any time the Securities Intermediary shall receive any order from the Collateral Trustee directing transfer or redemption of any financial asset relating to the Securities Account, the Securities Intermediary shall comply

EXHIBIT C-1

with such entitlement order without further consent by the Debtor or any other person. If the Debtor is otherwise entitled to issue entitlement orders and such orders conflict with any entitlement order issued by the Collateral Trustee, the Securities Intermediary shall follow the orders issued by the Collateral Trustee.

Section 4. Subordination of Lien; Waiver of Set-Off. In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Securities Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Trustee. The financial assets and other items deposited to the Securities Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Collateral Trustee (except that the Securities Intermediary may set off (i) all amounts due to the Securities Intermediary in respect of customary fees and expenses for the routine maintenance and operation of the Securities Account and (ii) the face amount of any checks which have been credited to such Securities Account but are subsequently returned unpaid because of uncollected or insufficient funds).

Section 5. Choice of Law. This Agreement and the Securities Account shall each be governed by the laws of the State of New York and, to the extent applicable, the Bankruptcy Code. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC) and the Securities Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

Section 6. Conflict with Other Agreements.

(a) Subject to Section 6(d), in the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

(b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto;

(c) The Securities Intermediary hereby confirms and agrees that:

(i) There are no other control agreements entered into between the Securities Intermediary and the Debtor with respect to the Securities Account;

(ii) It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with any other person relating to the Securities Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other person; and

(iii) It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with the Debtor or the Collateral Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 3 hereof; and

EXHIBIT C-2

(d) Notwithstanding anything herein to the contrary, (a) this Agreement shall be subject in all respects to Section 3.3 of the Security Agreement and (b) subject to Section 3.3 of the Security Agreement, the exercise of any right or remedy by the Collateral Trustee hereunder with respect to the lien and security interest granted to the Collateral Trustee pursuant to this Agreement is subject to the provisions of the Intercreditor Agreement and the Collateral Trust Agreement. Subject to Section 3.3 of the Security Agreement, (i) in the event of any conflict between the terms of the Intercreditor Agreement and this Agreement with respect to the exercise of rights and remedies or the priority of the security interests granted to the Collateral Trustee herein, the terms of the Intercreditor Agreement shall govern and control and (ii) in the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement with respect to the exercise of rights and remedies of the security interests granted to the Collateral Trustee herein, the terms of the Collateral Trust Agreement shall govern and control.

Section 7. Adverse Claims. Except for the claims and interest of the Collateral Trustee and of the Debtor in the Securities Account, the Securities Intermediary does not know of any claim to, or interest in, the Securities Account or in any “financial asset” (as defined in Section 8-102(a) of the UCC) credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) (other than as indicated in the preceding sentence) against the Securities Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Collateral Trustee and the Debtor thereof.

Section 8. Maintenance of Securities Account. In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor entitlement orders as agreed in Section 3 hereof, the Securities Intermediary agrees to maintain the Securities Account as follows:

(a) Notice of Sole Control. If at any time the Collateral Trustee delivers to the Securities Intermediary a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Securities Intermediary agrees that after receipt of such notice, it will take all instruction with respect to the Securities Account solely from the Collateral Trustee. The parties hereto agree that prior to the delivery of such Notice of Sole Control, the Debtor shall have the right to write checks against, and make withdrawals and transfers of amounts from, the Securities Account.

(b) Voting and Other Rights. Until such time as the Securities Intermediary receives a Notice of Sole Control pursuant to subsection (a) of this Section 8, the Debtor shall direct the Securities Intermediary with respect to the voting of any financial assets credited to the Securities Account and with respect to all other matters pertaining to the Securities Account except as may be otherwise limited herein.

(c) Permitted Investments. Until such time as the Securities Intermediary receives a Notice of Sole Control signed by the Collateral Trustee, the Debtor shall direct the Securities Intermediary with respect to the selection of investments to be made for the Securities Account; provided, however, that the Securities Intermediary shall not honor any instruction to purchase any investments other than investments of a type described on Exhibit B hereto.

EXHIBIT C-3

(d) Statements and Confirmations. The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Securities Account and/or any financial assets credited thereto simultaneously to each of the Debtor and the Collateral Trustee at the address for each set forth in Section 12 of this Agreement.

(e) Tax Reporting. All items of income, gain, expense and loss recognized in the Securities Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

Section 9. Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants:

(a) The Securities Account has been established as set forth in Section 1 above and such Securities Account will be maintained in the manner set forth herein until termination of this Agreement; and

(b) This Agreement is the valid and legally binding obligation of the Securities Intermediary.

Section 10. Indemnification of Securities Intermediary. (a) The Debtor and the Collateral Trustee hereby agree that the Securities Intermediary is released from any and all liabilities to the Debtor and the Collateral Trustee arising from the terms of this Agreement and the compliance of the Securities Intermediary with the terms hereof, except to the extent that such liabilities arise from the Securities Intermediary’s gross negligence or willful misconduct and (b) the Debtor, its successors and assigns shall at all times indemnify and save harmless the Securities Intermediary from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Securities Intermediary with the terms hereof, except to the extent that such arises from the Securities Intermediary’s gross negligence or willful misconduct, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

Section 11. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Trustee may assign its rights hereunder only with the express written consent of the Securities Intermediary and by sending written notice of such assignment to the Debtor.

Section 12. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

EXHIBIT C-4

Debtor:	[Name and Address of Pledgor]
	Attention:	[ ]
	Telecopier:	[ ]

Collateral Trustee:	Wilmington Trust, National Association
1100 North Market Street
Wilmington, DE 19890
	Attention:	SunEdison, Inc. Collateral Trust Administrator
	Telephone:	(302) 636-6432
	Telecopier:	(302) 636-4145
	Email:	TMorris@wilmingtontrust.com

Securities Intermediary:	[Name and Address of Securities Intermediary]
	Attention:	[ ]
	Telecopier:	[ ]

Any party may change its address for notices in the manner set forth above.

Section 13. Termination. The obligations of the Securities Intermediary to the Collateral Trustee pursuant to this Agreement shall continue in effect until the security interest of the Collateral Trustee in the Securities Account has been terminated pursuant to the terms of the Security Agreement and the Collateral Trustee has notified the Securities Intermediary of such termination in writing. The Collateral Trustee agrees to provide Notice of Termination in substantially the form of Exhibit C hereto to the Securities Intermediary upon the request of the Debtor on or after the termination of the Collateral Trustee’s security interest in the Securities Account pursuant to the terms of the Security Agreement. The termination of this Agreement shall not terminate the Securities Account or alter the obligations of the Securities Intermediary to the Debtor pursuant to any other agreement with respect to the Securities Account.

Section 14. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

Section 15. Concerning the Collateral Trustee. Wilmington Trust, National Association is entering into this Agreement solely in its capacity as Collateral Trustee and not in its individual or corporate capacity. The rights, privileges and immunities of the Collateral Trustee pursuant to the Security Agreement and the Collateral Trust Agreement (as defined in the Security Agreement), shall be incorporated as though fully set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Account Control Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

EXHIBIT C-5

[DEBTOR],
as Debtor

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, solely in its capacity as Collateral Trustee

By:
Name:
Title:

[NAME OF SECURITIES INTERMEDIARY], as Securities Intermediary

By:
Name:
Title:

EXHIBIT C-6

EXHIBIT A

TO SECURITIES ACCOUNT CONTROL AGREEMENT

[Letterhead of Collateral Trustee] [Date]

[Name and Address of Securities Intermediary]

Attention: [                    ]

Re: Notice of Sole Control

Ladies and Gentlemen:

As referenced in the Securities Account Control Agreement dated as of [            ], 20[    ] among [Name of Debtor] (the “Debtor”), you and the undersigned (a copy of which is attached), we hereby give you notice of our sole control over securities account number [                    ] (the “Securities Account”) and all financial assets credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Securities Account or the financial assets credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to the Debtor.

Very truly yours,
Wilmington Trust, National Association, solely in its capacity as Collateral Trustee

By:
Name:
Title:

cc:	[Name of Debtor]

EXHIBIT C-7

EXHIBIT B

TO SECURITIES ACCOUNT CONTROL AGREEMENT

Permitted Investments

[TO COME]

EXHIBIT C-8

EXHIBIT C

TO SECURITIES ACCOUNT CONTROL AGREEMENT

[Letterhead of the Collateral Trustee]

[Date]

[Name and Address of Securities Intermediary]

Attention: [                    ]

Re: Termination of Securities Account Control Agreement

You are hereby notified that the Securities Account Control Agreement dated as of [            ], 20[    ] among you, [Name of Debtor] (the “Debtor”) and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number(s) [                    ] from the Debtor. This notice terminates any obligations you may have to the undersigned with respect to such account, however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Debtor pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to the Debtor.

Very truly yours,
Wilmington Trust, National Association, solely in its capacity as Collateral Trustee

By:
Name:
Title:

EXHIBIT C-9

EXHIBIT D

TO PLEDGE AND SECURITY AGREEMENT (SECOND LIEN OBLIGATIONS)

DEPOSIT ACCOUNT CONTROL AGREEMENT

This Deposit Account Control Agreement dated as of [            ], 20[    ] (this “Agreement”) among [                    ] (the “Debtor”), Wilmington Trust, National Association, solely in its capacity as collateral trustee for the Secured Parties (together with its successors and assigns, the “Collateral Trustee”) and [                    ], in its capacity as a “bank” as defined in Section 9-102 of the UCC (in such capacity, the “Financial Institution”). Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Pledge and Security Agreement (Second Lien Obligations), dated as of August 10, 2016, between the Debtor, the other Grantors party thereto and the Collateral Trustee (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”). All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1. Establishment of Deposit Account. The Financial Institution hereby confirms and agrees that:

(a) The Financial Institution has established account number [IDENTIFY ACCOUNT NUMBER] in the name “[IDENTIFY EXACT TITLE OF ACCOUNT]” (such account and any successor account, the “Deposit Account”) and the Financial Institution shall not change the name or account number of the Deposit Account without the prior written consent of the Collateral Trustee and, prior to delivery of a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Debtor; and

(b) The Deposit Account is a “deposit account” within the meaning of Section 9- 102(a)(29) of the UCC.

Section 2. Control of the Deposit Account. If at any time the Financial Institution shall receive any instructions originated by the Collateral Trustee directing the disposition of funds in the Deposit Account, the Financial Institution shall comply with such instructions without further consent by the Debtor or any other person. The Financial Institution hereby acknowledges that it has received notice of the security interest of the Collateral Trustee in the Deposit Account and hereby acknowledges and consents to such lien. If the Debtor is otherwise entitled to issue instructions and such instructions conflict with any instructions issued the Collateral Trustee, the Financial Institution shall follow the instructions issued by the Collateral Trustee.

Section 3. Subordination of Lien; Waiver of Set-Off. In the event that the Financial Institution has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Deposit Account or any funds credited thereto, the Financial Institution hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Trustee. Money and other items credited to the Deposit Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Collateral Trustee (except that the Financial Institution may set off (i) all amounts due to the Financial Institution in respect of customary fees and expenses for the routine maintenance and operation of the Deposit Account and (ii) the face amount of any checks which have been credited to such Deposit Account but are subsequently returned unpaid because of uncollected or insufficient funds).

EXHIBIT D-1

Section 4. Choice of Law. This Agreement and the Deposit Account shall each be governed by the laws of the State of New York and, to the extent applicable, the Bankruptcy Code. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Financial Institution’s jurisdiction (within the meaning of Section 9-304 of the UCC) and the Deposit Account shall be governed by the laws of the State of New York.

Section 5. Conflict with Other Agreements.

(a) Subject to Section 5(d), in the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

(b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto;

(c) The Financial Institution hereby confirms and agrees that:

(i) There are no other agreements entered into between the Financial Institution and the Debtor with respect to the Deposit Account [other than                     ]; and

(ii) It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with any other person relating the Deposit Account and/or any funds credited thereto pursuant to which it has agreed to comply with instructions originated by such persons as contemplated by Section 9-104 of the UCC; and

(d) Notwithstanding anything herein to the contrary, (a) this Agreement shall be subject in all respects to Section 3.3 of the Security Agreement and (b) subject to Section 3.3 of the Security Agreement, the exercise of any right or remedy by the Collateral Trustee hereunder with respect to the lien and security interest granted to the Collateral Trustee pursuant to this Agreement is subject to the provisions of the Intercreditor Agreement and the Collateral Trust Agreement. Subject to Section 3.3 of the Security Agreement, (i) in the event of any conflict between the terms of the Intercreditor Agreement and this Agreement with respect to the exercise of rights and remedies or the priority of the security interests granted to the Collateral Trustee herein, the terms of the Intercreditor Agreement shall govern and control and (ii) in the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement with respect to the exercise of rights and remedies of the security interests granted to the Collateral Trustee herein, the terms of the Collateral Trust Agreement shall govern and control.

Section 6. Adverse Claims. Except for the claims and interest of the Collateral Trustee and of the Debtor, the Financial Institution does not know of any liens, claims or encumbrances relating to the Deposit Account. If any person asserts any lien, encumbrance or

EXHIBIT D-2

adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Deposit Account, the Financial Institution will promptly notify the Collateral Trustee and the Debtor thereof.

(a) Maintenance of Deposit Account. In addition to, and not in lieu of, the obligation of the Financial Institution to honor instructions as set forth in Section 2 hereof, the Financial Institution agrees to maintain the Deposit Account as follows:

(b) Notice of Sole Control. If at any time the Collateral Trustee delivers to the Financial Institution a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Financial Institution agrees that after receipt of such notice, it will take all instruction with respect to the Deposit Account solely from the Collateral Trustee. The parties hereto agree that prior to the delivery of such Notice of Sole Control, the Debtor shall have the right to write checks against, and make withdrawals and transfers of amounts from, the Deposit Account.

(c) Statements and Confirmations. The Financial Institution will promptly send copies of all statements, confirmations and other correspondence concerning the Deposit Account simultaneously to each of the Debtor and the Collateral Trustee at the address for each set forth in Section 11 of this Agreement; and

(d) Tax Reporting. All interest, if any, relating to the Deposit Account, shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

(e) Prior to Notice of Sole Control. Until such time as the Financial Institution receives a Notice of Sole Control pursuant to subsection (a) of this Section 7, the Debtor may operate and transact business through the Deposit Account in its normal fashion, including making withdrawals from the Deposit Account.

Section 8. Representations, Warranties and Covenants of the Financial Institution. The Financial Institution hereby makes the following representations, warranties and covenants:

(a) The Deposit Account has been established as set forth in Section 1 and such Deposit Account will be maintained in the manner set forth herein until termination of this Agreement; and

(b) This Agreement is the valid and legally binding obligation of the Financial Institution.

Section 9. Indemnification of Financial Institution. (a) The Debtor and the Collateral Trustee hereby agree that the Financial Institution is released from any and all liabilities to the Debtor and the Collateral Trustee arising from the terms of this Agreement and the compliance of the Financial Institution with the terms hereof, except to the extent that such liabilities arise from the Financial Institution’s gross negligence or willful misconduct and (b) the Debtor, its successors and assigns shall at all times indemnify and save harmless the Financial Institution from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Financial Institution with the terms hereof, except to

EXHIBIT D-3

the extent that such arises from the Financial Institution’s gross negligence or willful misconduct, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

Section 10 Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Trustee may assign its rights hereunder only with the express written consent of the Financial Institution and by sending written notice of such assignment to the Debtor.

Section 11. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Debtor:	[Name and Address of Pledgor]
	Attention:	[ ]
	Telecopier:	[ ]

Collateral Trustee:	Wilmington Trust, National Association
1100 North Market Street
Wilmington, DE 19890
	Attention:	SunEdison, Inc. Collateral Trust Administrator
	Telephone:	(302) 636-6432
	Telecopier:	(302) 636-4145
	Email:	TMorris@wilmingtontrust.com

Financial Institution:	[Name and Address of Financial Institution]
	Attention:	[ ]
	Telecopier:	[ ]

Any party may change its address for notices in the manner set forth above.

Section 12. Termination. The obligations of the Financial Institution to the Collateral Trustee pursuant to this Agreement shall continue in effect until the security interest of the Collateral Trustee in the Deposit Account has been terminated pursuant to the terms of the Security Agreement and the Collateral Trustee has notified the Financial Institution of such termination in writing. The Collateral Trustee agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Financial Institution upon the request of the Debtor on or after the termination of the Collateral Trustee’s security interest in the Deposit Account pursuant to the terms of the Security Agreement. The termination of this Agreement shall not terminate the Deposit Account or alter the obligations of the Financial Institution to the Debtor pursuant to any other agreement with respect to the Deposit Account.

EXHIBIT D-4

Section 13. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

Section 14. Concerning the Collateral Trustee. Wilmington Trust, National Association is entering into this Agreement solely in its capacity as Collateral Trustee and not in its individual or corporate capacity. The rights, privileges and immunities of the Collateral Trustee pursuant to the Security Agreement and the Collateral Trust Agreement (as defined in the Security Agreement), shall be incorporated as though fully set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Deposit Account Control Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

[DEBTOR],
as Debtor

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, solely in its capacity as Collateral Trustee

By:
Name:
Title:

[NAME OF FINANCIAL INSTITUTION], as Financial Institution

By:
Name:
Title:

EXHIBIT D-5

EXHIBIT A

TO DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of the Collateral Trustee]

[Date]

[Name and Address of Financial Institution]

Attention: [                    ]

Re: Notice of Sole Control

Ladies and Gentlemen:

As referenced in the Deposit Account Control Agreement dated as of [            ], 20[    ] among [Name of Debtor] (the “Debtor”), you and the undersigned (a copy of which is attached), we hereby give you notice of our sole control over deposit account number [                    ] (the “Deposit Account”) and all financial assets credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Deposit Account or the financial assets credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to the Debtor.

Very truly yours,
Wilmington Trust, National Association, solely in its capacity as Collateral Trustee

By:
Name:
Title:

cc:	[Name of Debtor]

EXHIBIT D-6

EXHIBIT B

TO DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of the Collateral Trustee]

[Date]

[Name and Address of Financial Institution]

Attention: [                    ]

Re: Termination of Deposit Account Control Agreement

You are hereby notified that the Deposit Account Control Agreement dated as of [            ], 20[    ] among [Name of Debtor] (the “Debtor”), you and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Deposit Account Control Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number(s) [                    ] from the Debtor. This notice terminates any obligations you may have to the undersigned with respect to such account, however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Debtor pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to the Debtor.

Very truly yours,

Wilmington Trust, National Association, solely in its capacity as Collateral Trustee

By:
Name:
Title:

EXHIBIT D-7

EXHIBIT E

TO PLEDGE AND SECURITY AGREEMENT (SECOND LIEN OBLIGATIONS)

FORM OF SECOND LIEN TRADEMARK SECURITY AGREEMENT

This SECOND LIEN TRADEMARK SECURITY AGREEMENT, dated as of [            ], 20[    ] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of Wilmington Trust, National Association, as collateral trustee for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Trustee”).

WHEREAS, the Grantors are party to a Pledge and Security Agreement (Second Lien Obligations) dated as of August 10, 2016 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”) between each of the Grantors and the other grantors party thereto and the Collateral Trustee pursuant to which the Grantors granted a security interest to the Collateral Trustee in the Trademark Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Trustee as follows:

SECTION 1. Defined Terms

Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral

SECTION 2.1 Grant of Security. Each Grantor hereby grants to the Collateral Trustee, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now or hereafter existing or in which such Grantor now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Trademark Collateral”):

all United States and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, whether or not registered, and with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications listed in Schedule A attached hereto (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to the related goodwill,

EXHIBIT E-1

(v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

SECTION 2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include or the security interest granted under Section 2.1 hereof attach to (a) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law or (b) any other Excluded Property.

SECTION 3. Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Trustee for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Trustee with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4. Intercreditor Agreement; Final Financing Order

Notwithstanding anything herein to the contrary, (a) this Agreement shall be subject in all respects to Section 3.3 of the Pledge and Security Agreement and (b) subject to Section 3.3 of the Pledge and Security Agreement, the exercise of any right or remedy by the Collateral Trustee hereunder with respect to the lien and security interest granted to the Collateral Trustee pursuant to this Agreement is subject to the provisions of the Intercreditor Agreement and the Collateral Trust Agreement. Subject to Section 3.3 of the Pledge and Security Agreement, (i) in the event of any conflict between the terms of the Intercreditor Agreement and this Agreement with respect to the exercise of rights and remedies or the priority of the security interests granted to the Collateral Trustee herein, the terms of the Intercreditor Agreement shall govern and control and (ii) in the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement with respect to the exercise of rights and remedies of the security interests granted to the Collateral Trustee herein, the terms of the Collateral Trust Agreement shall govern and control.

SECTION 5. Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE

EXHIBIT E-2

SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST), AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

SECTION 6. Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

SECTION 7. Concerning the Collateral Trustee

Wilmington Trust, National Association is entering into this Agreement solely in its capacity as Collateral Trustee and not in its individual or corporate capacity. The rights, privileges and immunities of the Collateral Trustee pursuant to the Pledge and Security Agreement and the Collateral Trust Agreement (as defined in the Pledge and Security Agreement), shall be incorporated as though fully set forth herein.

[Remainder of page intentionally left blank]

EXHIBIT E-3

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

[ADD SIGNATURE BLOCKS FOR ANY OTHER GRANTORS]

EXHIBIT E-4

Accepted and Agreed:

WILMINGTON TRUST, NATIONAL ASSOCIATION, solely in its capacity as Collateral Trustee

By:
Name:
Title:

EXHIBIT E-5

SCHEDULE A

to

SECOND LIEN TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS

Mark	Serial No.	Filing Date	Registration No.	Registration Date

EXHIBIT E-6

EXHIBIT F

TO PLEDGE AND SECURITY AGREEMENT (SECOND LIEN OBLIGATIONS)

FORM OF SECOND LIEN PATENT SECURITY AGREEMENT

This SECOND LIEN PATENT SECURITY AGREEMENT, dated as of [            ], 20[    ] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of Wilmington Trust, National Association, solely in its capacity as collateral trustee for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Trustee”).

WHEREAS, the Grantors are party to a Pledge and Security Agreement (Second Lien Obligations) dated as of August 10, 2016 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”) between each of the Grantors and the other grantors party thereto and the Collateral Trustee pursuant to which the Grantors granted a security interest to the Collateral Trustee in the Patent Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Trustee as follows:

SECTION 1. Defined Terms

Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2. Grant of Security Interest

Each Grantor hereby grants to the Collateral Trustee, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now or hereafter existing or in which such Grantor now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Patent Collateral”):

all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application listed in Schedule A attached hereto (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all patentable inventions and improvements thereto, (iv) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

EXHIBIT F-1

Notwithstanding anything herein to the contrary, in no event shall the Patent Collateral include or the security interest granted under this Section 2 attach to Excluded Property.

SECTION 3. Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Trustee for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Trustee with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4. Intercreditor Agreement; Final Financing Order

Notwithstanding anything herein to the contrary, (a) this Agreement shall be subject in all respects to Section 3.3 of the Pledge and Security Agreement and (b) subject to Section 3.3 of the Pledge and Security Agreement, the exercise of any right or remedy by the Collateral Trustee hereunder with respect to the lien and security interest granted to the Collateral Trustee pursuant to this Agreement is subject to the provisions of the Intercreditor Agreement and the Collateral Trust Agreement. Subject to Section 3.3 of the Pledge and Security Agreement, (i) in the event of any conflict between the terms of the Intercreditor Agreement and this Agreement with respect to the exercise of rights and remedies or the priority of the security interests granted to the Collateral Trustee herein, the terms of the Intercreditor Agreement shall govern and control and (ii) in the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement with respect to the exercise of rights and remedies of the security interests granted to the Collateral Trustee herein, the terms of the Collateral Trust Agreement shall govern and control.

SECTION 5. Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST), AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

SECTION 6. Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

EXHIBIT F-2

SECTION 7. Concerning the Collateral Trustee

Wilmington Trust, National Association is entering into this Agreement solely in its capacity as Collateral Trustee and not in its individual or corporate capacity. The rights, privileges and immunities of the Collateral Trustee pursuant to the Pledge and Security Agreement and the Collateral Trust Agreement (as defined in the Pledge and Security Agreement), shall be incorporated as though fully set forth herein.

[Remainder of page intentionally left blank]

EXHIBIT F-3

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

[ADD SIGNATURE BLOCKS FOR ANY OTHER GRANTORS]

EXHIBIT F-4

Accepted and Agreed:

WILMINGTON TRUST, NATIONAL ASSOCIATION, solely in its capacity as Collateral Trustee

By:
Name:
Title:

EXHIBIT F-5

SCHEDULE A

to

SECOND LIEN PATENT SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

Title	Application No.	Filing Date	Patent No.	Issue Date

EXHIBIT F-6

EXHIBIT G

TO PLEDGE AND SECURITY AGREEMENT (SECOND LIEN OBLIGATIONS)

FORM OF SECOND LIEN COPYRIGHT SECURITY AGREEMENT

This SECOND LIEN COPYRIGHT SECURITY AGREEMENT, dated as of [            ], 20[    ] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of Wilmington Trust, National Association, as collateral trustee for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Trustee”).

WHEREAS, the Grantors are party to a Pledge and Security Agreement (Second Lien Obligations) dated as of August 10, 2016 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”) between each of the Grantors and the other grantors party thereto and the Collateral Trustee pursuant to which the Grantors granted a security interest to the Collateral Trustee in the Copyright Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Trustee as follows:

SECTION 1. Defined Terms

Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2. Grant of Security Interest

Each Grantor hereby grants to the Collateral Trustee, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now or hereafter existing or in which such Grantor now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Copyright Collateral”):

all United States and foreign copyrights (whether or not the underlying works of authorship have been published), including copyrights in software and all rights in and to databases, all designs (including industrial designs, Protected Designs within the meaning of 17 U.S.C. §§ 1301 et seq., and community designs), and all Mask Works (as defined under 17 U.S.C. § 901), whether registered or unregistered, as well as all moral rights, reversionary interests, and termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including the registrations and applications listed in Schedule A attached hereto (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including license fees, royalties,

EXHIBIT G-1

income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

Notwithstanding anything herein to the contrary, in no event shall the Copyright Collateral include or the security interest granted under this Section 2 attach to Excluded Property.

SECTION 3. Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Trustee for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Trustee with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4. Intercreditor Agreement; Final Financing Order

Notwithstanding anything herein to the contrary, (a) this Agreement shall be subject in all respects to Section 3.3 of the Pledge and Security Agreement and (b) subject to Section 3.3 of the Pledge and Security Agreement, the exercise of any right or remedy by the Collateral Trustee hereunder with respect to the lien and security interest granted to the Collateral Trustee pursuant to this Agreement is subject to the provisions of the Intercreditor Agreement and the Collateral Trust Agreement. Subject to Section 3.3 of the Pledge and Security Agreement, (i) in the event of any conflict between the terms of the Intercreditor Agreement and this Agreement with respect to the exercise of rights and remedies or the priority of the security interests granted to the Collateral Trustee herein, the terms of the Intercreditor Agreement shall govern and control and (ii) in the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement with respect to the exercise of rights and remedies of the security interests granted to the Collateral Trustee herein, the terms of the Collateral Trust Agreement shall govern and control.

SECTION 5. Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST), AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

EXHIBIT G-2

SECTION 6. Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

SECTION 7. Concerning the Collateral Trustee

Wilmington Trust, National Association is entering into this Agreement solely in its capacity as Collateral Trustee and not in its individual or corporate capacity. The rights, privileges and immunities of the Collateral Trustee pursuant to the Pledge and Security Agreement and the Collateral Trust Agreement (as defined in the Pledge and Security Agreement), shall be incorporated as though fully set forth herein.

[Remainder of page intentionally left blank]

EXHIBIT G-3

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

[ADD SIGNATURE BLOCKS FOR ANY OTHER GRANTORS]

EXHIBIT G-4

Accepted and Agreed:

WILMINGTON TRUST, NATIONAL ASSOCIATION, solely in its capacity as Collateral Trustee

By:
Name:
Title:

EXHIBIT G-5

SCHEDULE A

to

SECOND LIEN COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND APPLICATIONS

Title	Application No.	Filing Date	Registration No.	Registration Date

EXHIBIT G-6

EXHIBIT B

Second Supplemental Indenture

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture, dated as of August 10, 2016 (this “Supplemental Indenture”), among SunEdison, Inc., a Delaware corporation (the “Issuer”), the parties identified on the signature pages hereto (each, a “Guarantor”), and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer and certain of the Issuer’s Subsidiaries have heretofore executed and delivered to the Trustee an indenture, dated as of January 11, 2016 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), that governs the Issuer’s existing outstanding 5% Guaranteed Convertible Senior Secured Notes due 2018 (the “Notes”);

WHEREAS, on April 21, 2016, the Issuer and certain of the Issuer’s Subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (together with any other court having jurisdiction over such Chapter 11 proceedings or any proceeding therein from time to time, the “Bankruptcy Court”);

WHEREAS, in connection with such Chapter 11 proceedings, the Issuer, as a debtor and a debtor-in-possession, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as the administrative agent, entered into that certain Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of April 26, 2016 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “DIP Credit Agreement”);

WHEREAS, pursuant to the Final Financing Order, the Issuer is required to cause certain guarantees and liens to be provided or granted, as applicable, by the Guarantors; and

WHEREAS, pursuant to Article 15 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture, and the Issuer and the Guarantors desire and have requested the Trustee to join in the execution and delivery of this Supplemental Indenture;

WHEREAS, the Trustee is executing and delivering this Supplemental Indenture in express reliance on (i) the Final Financing Order, (ii) the direction set forth in Section 6.27(ii) of the DIP Credit Agreement (as amended by the Fifth Amendment to the DIP Credit Agreement) and Section 10.24 of the DIP Credit Agreement and (iii) Article 15 of the Indenture; and

WHEREAS, all conditions and requirements of Article 15 of the Indenture necessary for the execution and delivery of this Supplemental Indenture have been performed and fulfilled by the parties hereto.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Secured Parties as follows:

1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed in the Indenture. The following terms when used herein shall have the meanings set forth below:

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any successor thereto.

“Bankruptcy Court” has the meaning set forth in the preamble to this Supplemental Indenture.

“Contribution Share” means, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair saleable value of all assets and other properties of the Guarantors party hereto and all other guarantors of the Guaranteed Obligations other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of the Guarantors party hereto and all other guarantors of the Guaranteed Obligations other than the maker of such Excess Payment; provided that for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment.

“DIP Credit Agreement” has the meaning set forth in the preamble to this Supplemental Indenture.

“Discharge of the DIP Facilities Obligations” has the meaning assigned to such term in Annex I to the Final Financing Order.

“Discharge of the Senior Obligations” means the occurrence of both of the following: (a) the Discharge of the DIP Facilities Obligations and (b) the Discharge of the Prepetition First Lien Obligations (as such terms are defined in the Intercreditor Annex).

“Excess Payment” means the amount paid by any Guarantor in excess of its Ratable Share of any Guaranteed Obligations.

“Final Financing Order” means the Final Order Signed On June 9, 2016 Re: (I) Authorizing Debtors To (A) Obtain Senior Secured, Superpriority, Postpetition Financing Pursuant To Bankruptcy Code Sections 105, 361, 362, 364(C)(1), 364(C)(2), 364(C)(3), 364(D)(1), And 364(E) And (B) Utilize Cash Collateral Pursuant To Bankruptcy Code Section 363, And (II) Granting Adequate Protection To Prepetition Secured Parties Pursuant To Bankruptcy Code Sections 361, 362, 363 And 364, including, for the avoidance of doubt, all annexes and exhibits attached thereto.

2

“Guaranteed Obligations” has the meaning set forth in Section 2(b).

“Guarantor” has the meaning set forth in the preamble to this Supplemental Indenture.

“Intercreditor Annex” has the meaning set forth in the Final Financing Order.

“Issuer” has the meaning set forth in the preamble to this Supplemental Indenture.

“Note Parties” means the Issuer, the Guarantors party hereto and the other Guarantors (as defined in the Indenture).

“Payment in Full” or “Paid in Full” means, notwithstanding anything herein or in any other Note Document to the contrary, the payment in full in cash of all Obligations (other than contingent indemnification obligations and other obligations not then payable which expressly survive termination, in any such case, not then due and payable and as to which no claim has been asserted) or such other treatment thereof in accordance with the terms of the Final Financing Order and Schedule 6.27 to the DIP Credit Agreement (whether or not the DIP Credit Agreement is still in effect at such time).

“Ratable Share” means, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair saleable value of all assets and other properties of all of the Guarantors party hereto and all other guarantors of the Guaranteed Obligations exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of the Guarantors party hereto and all other guarantors of the Guaranteed Obligations; provided that for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and provided, further, that for purposes of determining the debt and liabilities of any Guarantor in connection with the foregoing, all guarantees of such Guarantor other than this Supplemental Indenture will be deemed to be enforceable and payable after this Supplemental Indenture.

“Secured Parties” means, collectively, the Holders and the Trustee.

“Termination Date” means the date on which all Obligations have been Paid in Full.

“Trustee” has the meaning set forth in the preamble to this Supplemental Indenture.

3

2. Guarantee. Subject to Sections 11, 12 and 13 of this Supplemental Indenture:

(a) The provisions of Article 13 of the Indenture are incorporated herein by reference; provided that, for purposes of the guarantee granted by the Guarantors pursuant to this Supplemental Indenture and the obligations of the Guarantors under the Note Documents, (i) the references in Sections 13.01(a) and 13.03 to “paid in full” and the reference at the end of Section 13.01(c) to “satisfied in full” shall be, in each case, a reference to “Paid in Full” and (ii) any notation of guarantee with respect to the Guarantors shall be deemed to incorporate by reference the terms of their respective guarantees set forth in Section 2 of this Supplemental Indenture. Each of the Guarantors shall, from and after the date of this Supplemental Indenture, be considered a “Guarantor” for all purposes under the Indenture in accordance with the terms hereof and thereof.

(b) Each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees to the Trustee, the Collateral Trustee and each Holder of a Note authenticated and delivered by the Trustee (and each of their respective successors and assigns), irrespective of the validity and enforceability of the Indenture or this Supplemental Indenture, the Securities or the obligations of the Issuer hereunder or thereunder: (i) the due and punctual payment of the principal of and interest and premiums, if any, on the Notes, and all other amounts due or to become due in connection with the Indenture or the Notes, when and as the same shall become due and payable, whether at the maturity, by acceleration, repurchase or otherwise, and the due and punctual performance of all other obligations of the Issuer to the Holders, the Trustee or the Collateral Trustee in connection with the Indenture or the Notes, (ii) the due and punctual performance of all other obligations of the Issuer or any Guarantor to the Holders, the Trustee or the Collateral Trustee under the Indenture, the Notes, the Guarantees and the Collateral Documents, and (iii) in the case of any extension of time of payment or renewal of the Notes or any of such other obligations, that the same will be promptly Paid in Full when due or performed in accordance with the terms of the extension or renewal, whether at the maturity or by acceleration, repurchase or otherwise (collectively, the “Guaranteed Obligations”).

3. Contribution. Each Guarantor hereby agrees with each other Guarantor that if any Guarantor shall make an Excess Payment, such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share of such Excess Payment. The payment obligations of any Guarantor under this Section shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been indefeasibly Paid in Full, and no Guarantor shall exercise any right or remedy under this Section against any other Guarantor until such Guaranteed Obligations have been indefeasibly Paid in Full. Each Guarantor recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. This Section shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable Law against the Issuer in respect of any payment of Guaranteed Obligations.

4. Termination; Reinstatement. This Supplemental Indenture is a continuing and irrevocable guarantee of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect at all times (whether or not the Final Financing Order, the DIP Credit Agreement or any document, instrument or order related thereto is still in effect at such time) until the Termination Date. Notwithstanding the foregoing, this Supplemental Indenture shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Issuer or any Guarantor is made, or any Secured Party exercises its right of setoff, in

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respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not any Secured Party is in possession of or has released this Supplemental Indenture and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Supplemental Indenture.

5. Stay of Acceleration. Subject to the Final Financing Order, in the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Issuer or any Guarantor under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by the Trustee to the extent permitted by law.

6. Supplemental Indenture Part of Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. Except as expressly set forth herein, this Supplemental Indenture shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Indenture or any other Note Document. Each Guarantor hereby affirms its obligations under the Indenture, as supplemented by this Supplemental Indenture.

7. Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 12.08 of the Indenture; provided that notices and communications to the Guarantors shall be directed to the Guarantors, at the address specified on Annex A hereto.

8. Governing Law; WAIVER OF JURY TRIAL. THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE. EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE HOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9. Counterparts; Electronic Execution. This Supplemental Indenture may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Supplemental Indenture by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

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10. Severability. In case any provision in this Supplemental Indenture, the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11. Parallel Debt Obligations.

(a) Each Guarantor hereby irrevocably and unconditionally undertakes to pay to the Trustee amounts equal to the aggregate amount from time to time payable (verschuldigd) to any Holder and any other Secured Party under or pursuant to the Obligations (such payment undertaking to the Trustee hereinafter referred to as the “Parallel Debt Obligations”).

(b) The Parallel Debt Obligations will become due and payable (opeisbaar) immediately upon the Trustee’s first demand, which may be made at any time, as and when one or more of the Obligations becomes due and payable.

(c) Each of the parties to this Supplemental Indenture hereby acknowledges that (A) the Parallel Debt Obligations constitute undertakings, obligations and liabilities of the Guarantors to the Trustee that are transferable and independent from, and without prejudice to, the corresponding Obligations and (B) the Parallel Debt Obligations represent the Trustee’s own separate claim to receive payment of the Parallel Debt Obligations from the Guarantors, it being understood that the amount that is or may become due and payable by the Guarantors under or pursuant to the Parallel Debt Obligations from time to time shall never exceed the aggregate amount that is payable under the Obligations from time to time.

(d) For the avoidance of doubt, each of the parties to this Supplemental Indenture confirms that the claims of the Trustee against the Guarantors in respect of the Parallel Debt Obligations and the claims of any one or more of any Holder and any other Secured Party against the Guarantors under or pursuant to the Obligations payable to such Holder or any other Secured Party do not constitute common property (een gemeenschap) within the meaning of Section 3:166 of the Dutch Civil Code (“DCC”) and that the provisions relating to such common property shall not apply. If, however, it would be held that such claims of the Trustee and such claims of any one or more of any Holder and any other Secured Party do constitute such common property and such provisions do apply, the parties to this Supplemental Indenture agree that this Supplemental Indenture shall constitute an administration agreement (beheersregeling) within the meaning of Section 3:168 DCC.

(e) For the avoidance of doubt, the parties hereto confirm that this Supplemental Indenture is not to be construed as an agreement as referred to in Section 6:16 DCC and that Section 6:16 DCC shall not apply.

(f) To the extent the Trustee irrevocably (onaantastbaar) receives any amount in payment of the Parallel Debt Obligations, the Trustee shall distribute such amount among the Secured Parties in accordance with Section 6.14 of the Indenture and upon unconditional irrevocable receipt of such amount, the Obligations shall be reduced by an amount equal to such amount in the manner as if such amount were received as a payment of the Obligations on the date of receipt by the Trustee of such amount.

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(g) The parties to this Supplemental Indenture acknowledge and confirm that the Parallel Debt Obligations have been solely created for the purpose of the creation of Dutch law security in favour of the Trustee to secure the Obligations of the Issuer, the Guarantors and each other Person that is a guarantor of the Notes.

12. Certain Limitations. Notwithstanding anything to the contrary herein or in any other Note Document:

(a) The obligations of each Guarantor hereunder and such Guarantor’s obligations under the other Note Documents at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder and under the other Note Documents subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law; provided that such calculation shall be made taking into consideration the contribution rights of such Guarantor hereunder and before taking into account any liabilities under any guaranty by such Guarantor other than this Supplemental Indenture.

(b) Any Guarantor incorporated in Singapore which is a public company or a company whose holding company or ultimate holding company is a public company shall not be liable for any obligation or liability expressed to be assumed by it under this Supplemental Indenture or any other Note Document to the extent that such obligation or liability would contravene the provisions concerning financial assistance by any person for the acquisition or proposed acquisition of shares or units of shares in itself or its holding company or ultimate holding company, as contained in Section 76 of the Companies Act, Chapter 50 of Singapore.

(c) With respect to any Guarantor incorporated, organized or formed under the laws of Italy (each, an “Italian Guarantor”):

(i) In any event the obligations of any Italian Guarantor under the Note Documents in respect of the obligations of any Secured Party which is not a direct or indirect subsidiary of such Italian Guarantor shall not exceed the higher of: (i) an amount equal to its current Net Worth at the time of the demand of payment under its guarantee of the Notes or; (ii) an amount equal to 150% of the aggregate maximum amount (at the time of the demand of payment under its guarantee of the Notes) of any intercompany loans (or other financial support in any form) advanced or made available and outstanding at the time of enforcement of such guarantee to such Italian Guarantor (or any of its direct or indirect subsidiaries pursuant to article 2359 of the Italian Civil Code) by any Secured Party as resulting from time to time from the latest financial statements (bilancio di esercizio) duly approved by the shareholders or quotaholders meeting (as applicable) of such Italian Guarantor and/or any of its direct or indirect subsidiaries pursuant to article 2359 of the Italian Civil Code; provided that any amounts paid by such Italian Guarantor shall reduce (by the same amounts) the outstanding amounts due and payable by such Italian Guarantor under any intercompany loan at any time.

(ii) In any event, pursuant to article 1938 of the Italian Civil Code, the maximum amount that any Italian Guarantor may be required to pay in respect of its obligations as a Guarantor under the Note Documents shall not exceed $300,000,000.00 (or the equivalent in any other currency).

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(iii) In addition, if at any time any Italian Guarantor would have to be jointly liable for the payment of remuneration of principal (including the rate of interest, fees, charges, expenses and other costs, but excluding tax costs) resulting in a breach of Italian Law no. 108 of 7 March 1996 and any related implementing regulations or in a breach of Article 1283 of the Italian Civil Code on the compounding of interest, to the extent applicable, then the obligations of such Italian Guarantor in respect of the remuneration of principal shall be limited to the payment of remuneration of principal which is permitted under Italian Law no. 108 of 7 March 1996 and any related implementing regulations and shall not include any portion of interest deriving from compounding of interest in breach of Article 1283 of the Italian Civil Code.

(iv) As used in this Section 12(c):

(1)	“Italian Civil Code” means the Italian civil code, enacted by Royal Decree No. 262 of 16 March 1942, as subsequently amended and supplemented.

(2)	“Net Worth” means, in relation to any Italian Guarantor, the “Patrimonio Netto”, as defined under Article 2424 of the Italian Civil Code.

(d) With respect to any Guarantor incorporated, organized or formed under the laws of France (each, a “French Guarantor”):

(i) the obligations and liabilities of such French Guarantor under the Guarantee and the Note Documents shall not include any obligation or liability which, if incurred, would constitute the provision of financial assistance within the meaning of article L. 225-216 of the French Commercial Code and/or would constitute a misuse of corporate assets within the meaning of article L. 241-3, L. 242-6 or L. 244-1 of the French Commercial Code or any other law or regulation having the same effect, as interpreted by French courts;

(ii) the obligations and liabilities of such French Guarantor under the Guarantee for the obligations under the Note Documents of any Note Party which is not a subsidiary of such French Guarantor shall be limited, at any time, to an amount equal to the aggregate of all amounts borrowed or incurred under the Indenture by such other Note Party to the extent directly or indirectly on-lent to such French Guarantor under intercompany loan agreements or other similar arrangements (excluding, for the avoidance of doubt, any cash-pooling arrangements or other cash management agreements, provided that no facility made available under the Indenture shall finance, directly or indirectly, such cash pooling arrangements or other cash management agreements) and outstanding at the date a payment is to be made by such French Guarantor under the Guarantee (the “Maximum French Guaranteed Amount”); it being specified that any payment made by such French Guarantor under the Guarantee in respect of the obligations of such Note Party shall reduce pro tanto the Maximum French Guaranteed Amount;

(iii) the obligations and liabilities of any French Guarantor under this Supplemental Indenture for the obligations under the Note Documents of any Note Party which is a subsidiary of such French Guarantor shall not be limited and shall therefore cover all payment obligations incurred by such Note Party as Guarantor. However, where such subsidiary is itself a Guarantor which guarantees the obligations of an Affiliate of such French Guarantor

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which is not a subsidiary of such French Guarantor, the amounts payable by such French Guarantor under this paragraph (iii) in respect of the obligations of this subsidiary as Guarantor, shall be limited as set out in paragraph (ii) above;

(iv) It is acknowledged that any French Guarantor is not acting jointly and severally with the other Guarantors and shall therefore not be considered as “co-débiteur solidaire” as to its obligations pursuant to the guarantee given pursuant to this Supplemental Indenture and the Guarantee.

(e) With respect to any Guarantor incorporated, organized or formed under the laws of Thailand (each, a “Thai Guarantor”), the provisions of this Supplemental Indenture, the Guarantee and the other Note Documents shall be applied and enforced on such Thai Guarantor only to the extent permissible under the applicable laws of Thailand.

13. Final Financing Order. Notwithstanding anything to the contrary herein or in any other Note Document:

(a) If any conflict or inconsistency exists between this Supplemental Indenture and any other Note Document with respect to any term or provision applicable to any Guarantor, this Supplemental Indenture shall govern and control to the extent of such conflict or inconsistency. If any conflict or inconsistency exists between this Supplemental Indenture or any Note Document, on the one hand, and the Final Financing Order, on the other hand, then the provisions of the Final Financing Order shall govern and control to the extent of such conflict or inconsistency. Furthermore, all provisions of the Final Financing Order and the terms of the DIP Credit Agreement (whether or not the DIP Credit Agreement is still in effect at such time), including, for the avoidance of doubt, Schedule 6.27 of the DIP Credit Agreement, to the extent authorized by the Final Financing Order, and Annex I to the Final Financing Order, that in any way impact this Supplemental Indenture or any Note Document are hereby incorporated by reference as valid and fully enforceable provisions thereof.

(b) None of the Secured Parties shall be permitted to exercise any rights or remedies under this Supplemental Indenture or otherwise against any of the Guarantors in respect of any Guaranteed Obligations unless and until the Discharge of the Senior Obligations has occurred.

(c) Nothing contained in this Supplemental Indenture shall constitute a waiver of (i) any applicable notice requirements in the Final Financing Order or (ii) any rights of the Issuer, any Guarantors or any of their Subsidiaries pursuant to the Final Financing Order or Schedule 6.27 of the DIP Credit Agreement, to the extent authorized by the Final Financing Order.

(d) This Supplemental Indenture and each of the guarantees hereunder shall automatically terminate with respect to each Guarantor on the Termination Date. The Trustee and the Collateral Trustee, as applicable, are empowered, authorized and directed to execute and deliver such release documents as any Guarantor shall reasonably request to evidence any release pursuant to this Section 13(d) or any other release pursuant to the Final Financing Order.

(e) Section 1.2(d) of the August 2016 Pledge and Security Agreement is incorporated herein by reference, mutatis mutandis.

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14. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

15. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions of the Indenture relating to the Trustee, including the provisions relating to resignation or removal of the Trustee and the direction, rights, privileges, powers and duties and immunities of the Trustee, with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of, or affecting the liability of or affording protection to, the Trustee, whether or not elsewhere herein so provided.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ISSUER:

SUNEDISON, INC.

By:
Name:
Title:

GUARANTORS:

By:
Name:
Title:

[Second Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Second Supplemental Indenture]

Annex A

Notation of Guarantee

Each of the Guarantors listed below (hereinafter referred to as the “Guarantors,” which term includes any of their respective successors or assigns under the Indenture dated as of January 11, 2016, as supplemented by the First Supplemental Indenture dated as of August 10, 2016, as further supplemented by the Second Supplemental Indenture dated as of August 10, 2016 (the “Supplemental Indenture”; the Indenture as so supplemented and as may be further amended, supplemented or otherwise modified from time to time, the “Indenture”) by and among SunEdison, Inc., a Delaware corporation (the “Company”), and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), has, jointly and severally, fully and unconditionally guaranteed (i) the due and punctual payment of the principal of and interest and premiums, if any, on the 5% Guaranteed Convertible Senior Secured Notes due 2018 (the “Notes”) when and as the same shall become due and payable, whether at the maturity, by acceleration, repurchase or otherwise, and the due and punctual performance of all other obligations of the Company to the Holders, the Trustee or the Collateral Trustee in connection with the Indenture or the Notes, (ii) the due and punctual performance of all other obligations of the Company or any Guarantor to the Holders, the Trustee or the Collateral Trustee under the Indenture, the Notes, the Guarantees and the Collateral Documents, and (iii) in the case of any extension of time of payment or renewal of the Notes or any of such other obligations, that the same will be promptly Paid in Full when due or performed in accordance with the terms of the extension or renewal, whether at the maturity or by acceleration, repurchase or otherwise, in each case, all in accordance with and subject to the terms and limitations of the Indenture, including Article 13 thereof (subject to the terms and limitations of the Supplemental Indenture, including Sections 11, 12 and 13 thereof).

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law) and, to the extent applicable, the Bankruptcy Code.

THE TERMS OF (X) ARTICLE 13 OF THE INDENTURE (SUBJECT TO SECTION 2(a) OF THE SUPPLEMENTAL INDENTURE) AND (Y) SECTIONS 11, 12 AND 13 OF THE SUPPLEMENTAL INDENTURE, IN EACH CASE, ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

[Second Supplemental Indenture]

IN WITNESS WHEREOF, each of the Guarantors has caused this instrument to be duly executed.

Dated:

GUARANTORS:

By:
Name:
Title:

[Second Supplemental Indenture]

IN WITNESS WHEREOF, each of the Guarantors has caused this instrument to be duly executed.

Dated:

GUARANTORS:

By:
Name:
Title:

[Second Supplemental Indenture]